Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MISSOURI
EASTERN DIVISION

In re: PATRIOT COAL CORPORATION, et al., Debtors.1	Chapter 11 Case No. 12-51502-659 (Jointly Administered)

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

DAVIS POLK & WARDWELL LLP
450 Lexington Avenue
New York, New York 10017
Telephone:   (212) 450-4000
Facsimile:      (212) 607-7983
Marshall S. Huebner
Elliot Moskowitz
Brian M. Resnick
Michelle M. McGreal
Counsel to the Debtors
and Debtors in Possession

Dated:   October 9, 2013

1 The Debtors and their respective employer tax identification numbers are listed in Schedule A hereto.

TABLE OF CONTENTS

Page

ARTICLE 1
Definitions and Rules of Interpretation

Section 1.1	Definitions	1
Section 1.2	Rules of Interpretation	26
Section 1.3	Computation of Time	26
Section 1.4	References to Monetary Figures	27
Section 1.5	Exhibits; Schedules; Plan Supplement	27

ARTICLE 2
Treatment of DIP Facility Claims, Administrative Claims and
Priority Tax Claims

Section 2.1	Treatment of DIP Facility Claims	27
Section 2.2	Treatment of Administrative Claims	28
Section 2.3	Treatment of Priority Tax Claims	29
Section 2.4	Backstop Fees; Breakup Fee; Backstop Expense Reimbursement	29

ARTICLE 3
Classification and Treatment of Other Claims and Interests

Section 3.1	Classes and Treatment of Claims Against and Interests in Patriot Coal (Debtor 1)	30
Section 3.2	Classes and Treatment of Claims Against and Interests in Subsidiary Debtors (Debtors 2 through 101)	33
Section 3.3	Treatment of Claims Against and Interests in Patriot Coal	35
Section 3.4	Classification and Treatment of Claims Against and Interests in the Subsidiary Debtors (Debtors 2 through 101)	40
Section 3.5	Treatment of Intercompany Claims	43

ARTICLE 4
Acceptance or Rejection of the Plan

Section 4.1	Voting of Claims	44
Section 4.2	Presumed Acceptance of Plan	44
Section 4.3	Presumed Rejection of Plan	44
Section 4.4	Acceptance by Impaired Classes	44

Schedules

Schedule A:	Debtors
Schedule B:	Debtor Allocation Table; Recovery Estimates for General Unsecured Claims and Convenience Class Claims
Schedule 9.2(a):	Executory Contracts and Unexpired Leases to Be Assumed
Schedule 9.2(b):	Executory Contracts and Unexpired Leases to Be Rejected
Schedule 11.12:	Certain Retained Causes of Action

v

INTRODUCTION

Pursuant to section 1121(a) of the Bankruptcy Code,1 the Debtors in the above-captioned jointly administered Chapter 11 Cases respectfully propose the Plan.  The Debtors are the proponents of the Plan under section 1129 of the Bankruptcy Code.

A complete list of the Debtors is set forth in Schedule A to the Plan.  The list identifies each Debtor by its case number in these Chapter 11 Cases and by its Employer Identification Number, and assigns a number and three-letter identifier to each Debtor for classification purposes.

The Plan contemplates the reorganization of the Debtors and the resolution of all outstanding Claims against, and Interests in, the Debtors.

Pursuant to section 1125(b) of the Bankruptcy Code, votes to accept or reject a plan of reorganization cannot be solicited from holders of Claims or Interests entitled to vote on a plan until a disclosure statement has been approved by a bankruptcy court and distributed to such holders.  On [•], the Bankruptcy Court entered the Approval Order that, among other things, approved the Disclosure Statement, set voting procedures and scheduled the Confirmation Hearing.  The Disclosure Statement that accompanies the Plan contains, among other things, a discussion of the Debtors’ history, businesses, properties and operations, projections for those operations, risk factors associated with the Debtors’ businesses and the Plan, and a summary and analysis of the Plan and certain related matters.

ARTICLE 1

Definitions and Rules of Interpretation

Section 1.1 Definitions

Unless the context requires otherwise, the following terms used in the Plan shall have the following meanings:

1.	“Additional Debtors” means Brody Mining, LLC and Patriot Ventures LLC.

2.	“Adjustment Distribution” has the meaning set forth in Section 8.4(b)(iii) of the Plan.

3.
“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the Backstop Fees, the Breakup Fee (if any), the Backstop Expense Reimbursement, Other Administrative Claims and Professional Fee Claims (excluding, for the avoidance of doubt, DIP Facility Claims).

2 Capitalized terms shall have the meanings ascribed to them in Section 1.1 of the Plan.

4.	“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

5.
“Allowed” means, when used in reference to a Claim, all or that portion, as applicable, of any Claim against any Debtor (i) that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time, as liquidated in amount and not disputed or contingent, and for which no contrary or superseding Proof of Claim has been filed, (ii) that has been expressly allowed by Final Order or under the Plan, (iii) that has been compromised, settled or otherwise resolved pursuant to the Claims Settlement Procedures Order, another Final Order of the Bankruptcy Court or Section 8.2 of the Plan or (iv) that the Debtors do not timely object to in accordance with Section 8.1 of the Plan; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan shall not be considered “Allowed” for any other purpose under the Plan or otherwise, except if and to the extent otherwise determined to be Allowed as provided herein.  Unless otherwise specified under the Plan, under the Bankruptcy Code, by order of the Bankruptcy Court or as otherwise agreed by the Debtors, Allowed Claims shall not, for any purpose under the Plan, include any interest, costs, fees or charges on such Claims from and after the Petition Date.

6.
“Approval Order” means the Order (i) Approving Disclosure Statement; (ii) Approving Solicitation and Notice Materials; (iii) Approving Forms of Ballots; (iv) Establishing Solicitation and Voting Procedures; (v) Establishing Procedures for Allowing and Estimating Certain Claims for Voting Purposes; (vi) Scheduling a Confirmation Hearing and (vii) Establishing Notice and Objection Procedures, entered by the Bankruptcy Court on [•] [ECF No. [•]], together with any supplemental order(s) that may be entered by the Bankruptcy Court in connection therewith.

7.
“Approved Second Out DIP L/C Arrangement” means the treatment of any Second Out DIP L/C pursuant to terms and documentation that are acceptable to the Requisite Second Out DIP Lenders and Patriot Coal.

8.	“Arch” means Arch Coal, Inc. and its subsidiaries and affiliates.

9.	“Arch Settlement” means the settlement between the Debtors and Arch approved by the Bankruptcy Court on [ ], 2013, the terms of which are incorporated herein by reference.

10.	“Arch Settlement Order” means the order of the Bankruptcy Court approving the Arch Settlement.

11.
“Assumption Effective Date” means the date upon which the assumption of an executory contract or unexpired lease under the Plan is deemed effective, which in no case shall be later than the Effective Date unless otherwise agreed by the relevant Assumption Party.

12.	“Assumption Party” means a counterparty to an executory contract or unexpired lease to be assumed and/or assigned by the Debtors under the Plan.

13.
“Avoidance Actions” means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b) and 724(a) of the Bankruptcy Code, or under similar or related state or federal statutes and common law.

14.
“Backstop Allocation” means Rights offered to the Backstop Parties in accordance with the Backstop Commitment Agreement to purchase up to 40% of the Rights Offering Notes and up to 40% of the Rights Offering Warrants for an aggregate combined subscription price of $100,000,010.

15.	“Backstop Approval Order” means [•] [ECF No. [•]].

16.	“Backstop Commitment” has the meaning set forth in the Backstop Commitment Agreement.

17.
“Backstop Commitment Agreement” means the Backstop Commitment Agreement by and among the Debtors and the Backstop Parties party thereto, and consented to by the Creditors’ Committee and the UMWA, dated as of [•].

18.
“Backstop Expense Reimbursement” means the Debtors’ obligations (approved by the Bankruptcy Court under the Backstop Approval Order) to reimburse the Backstop Parties’ third-party fees and expenses in accordance with the terms of the Backstop Commitment Agreement.

19.
“Backstop Fee” means the backstop fee approved by the Bankruptcy Court under the Backstop Approval Order and required to be paid to the Backstop Parties in a form in accordance with the Backstop Commitment Agreement.

20.	“Backstop Parties” has the meaning set forth in the Backstop Commitment Agreement.

21.
“Ballot” means the voting form distributed to each holder of an Impaired Claim entitled to vote, on which the holder is to indicate acceptance or rejection of the Plan in accordance with the Voting Instructions and make any other elections or representations required pursuant to the Plan or the Approval Order.

22.	“Bankruptcy Code” means title 11 of the United States Code, as now in effect or hereafter amended, to the extent applicable to the Chapter 11 Cases.

23.
“Bankruptcy Court” means the United States Bankruptcy Court with jurisdiction over the Chapter 11 Cases, and, with respect to withdrawal of any reference under section 157 of title 28 of the United States Code and/or order of a district court pursuant to section 157(a) of title 28 of the United States Code, the United States District Court for the Eastern District of Missouri.  The term “Bankruptcy Court” shall also refer to the Bankruptcy Court for the Southern District of New York, where applicable.

24.	“Bankruptcy Court’s Website” means www.moeb.uscourts.gov.

25.
“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, each as now in effect or as hereafter amended, to the extent applicable to the Chapter 11 Cases.

26.
“Bar Date Order” means (a) with respect to the Initial Debtors, the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof, entered by the Bankruptcy Court on October 18, 2012 [ECF No. 1388]; (b) with respect to Brody Mining, LLC, the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof, entered by the Bankruptcy Court on September 27, 2013 [Case No. 13-48727, ECF No. 14]; and (c) with respect to Patriot Ventures LLC, the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof, entered by the Bankruptcy Court on September 27, 2013 [Case No. 13-48728, ECF No. 14].

27.	“Beneficial Ballots” means the ballots upon which Beneficial Holders shall indicate to Nominees their acceptance or rejection of the Plan in accordance with the Voting Instructions.

28.	“Beneficial Holder” or “Beneficial Ownership” means, with respect to any security, having “beneficial ownership” of such security (as determined pursuant to Rule 13d-3 of the Exchange Act).

29.	“Board” means, as of any date prior to the Effective Date, Patriot Coal’s then-existing board of directors, including any duly formed committee thereof.

30.	“Breakup Fee” has the meaning set forth in the Backstop Commitment Agreement.

31.
“Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which banking institutions in either New York, New York or St. Louis, Missouri are required or authorized to close by law or executive order.

32.
“Case Management Order” means, before the Effective Date, the Order Establishing Notice, Case Management and Administrative Procedures, entered by the Bankruptcy Court on March 22, 2013 [ECF No. 3361], and, on and after the Effective Date, such order as modified by Section 15.16 hereof.

33.	“Cash” means legal tender of the United States of America or equivalents thereof, including, without limitation, payment in such tender by check, wire transfer or any other customary payment method.

34.
“Cause of Action” means, without limitation, any and all actions, proceedings, causes of action, controversies, liabilities, obligations, rights, rights of set-off, recoupment rights, suits, damages, judgments, accounts, defenses, offsets, powers, privileges, licenses, franchises, Claims, and including alter-ego claims and claims under chapter 5 of the Bankruptcy Code as well as any claims or rights created pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of the Petition Date), counterclaims, cross-claims, affirmative defenses and demands of any kind or character whatsoever, whether known or unknown, asserted or unasserted, reduced to judgment or otherwise, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in contract or in tort, in law, in equity or otherwise in any court, tribunal, forum or proceeding, under any local, state, federal, foreign, statutory, regulatory or other law or rule, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

35.
“Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the applicable Petition Date, pending in the Bankruptcy Court with the case numbers as set forth in Schedule A to the Plan, that are jointly administered in the case styled In re: Patriot Coal Corporation, Case No. 12-51502-659.

36.	“Charging Lien” means, collectively, the Convertible Notes Charging Lien and the Senior Notes Charging Lien.

37.	“Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code.

38.	“Claims Agent” means GCG, Inc., which is located at 1985 Marcus Ave., Suite 200, Lake Success, New York 11042.

39.
“Claims Objection Deadline” means 11:59 p.m. (prevailing Central Time) on the 365th calendar day after the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court.

40.	“Claims Objection Procedures Order” means the Order Establishing Procedures for Claims Objections, entered by the Bankruptcy Court on March 1, 2013 [ECF No. 3021].

41.
“Claims Settlement Procedures Order” means the Order Authorizing and Approving Procedures for Compromise and Settlement of Certain Claims, Litigations and Causes of Action, entered by the Bankruptcy Court on February 13, 2013 [ECF No. 2821].

42.	“Class” means any group of Claims or Interests classified by the Plan pursuant to section 1122(a) of the Bankruptcy Code.

43.
“Collateral” means any property or interest in property of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance and is not otherwise invalid under the Bankruptcy Code or other applicable law.

44.	“Confirmation” means confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

45.	“Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court on its docket.

46.
“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

47.	“Confirmation Order” means the order of the Bankruptcy Court entered pursuant to section 1129 of the Bankruptcy Code confirming the Plan.

48.
“Contingent” means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

49.
“Contingent DIP Obligations” means all of the Debtors’ obligations under the DIP Documents and the DIP Order that are contingent and/or unliquidated (including, without limitation, those set forth in Section 12.04 of the First Out DIP Facility and Section 10.04 of the Second Out DIP Facility), other than DIP Obligations that are paid in full in Cash (or, in the case of any Outstanding L/C, Paid in Full) on or prior to the Effective Date.

50.
“Convenience Class Claim” means (i) a Claim against any of the Debtors that would otherwise be a General Unsecured Claim and that is greater than $0 and less than or equal to $[•] in Allowed amount or (ii) a Claim against any of the Debtors that would otherwise be a General Unsecured Claim in an amount greater than $[•] but which is reduced to $[•] by an irrevocable written election of the Holder of such Claim made on a properly executed and delivered Ballot; provided, however, that a General Unsecured Claim originally Allowed in an amount in excess of $[•] may not be sub-divided into multiple Claims of $[•] or less for purposes of receiving treatment as a Convenience Class Claim.

51.	“Convenience Class Consideration” means Cash in the amount of $3 million.

52.	“Convertible Notes” means those certain 3.25% Convertible Senior Notes due 2013 in the aggregate principal amount of $200,000,000 issued pursuant to the Convertible Notes Indenture.

53.
“Convertible Notes Charging Lien” means the lien of the Convertible Notes Trustee, arising under the Convertible Notes Indenture, upon any distributions relating to or on account of Convertible Notes, securing the payment of, including without limitation, the fees and expenses of the Convertible Notes Trustee, including fees and expenses of counsel and other professionals engaged by, on behalf of or for the benefit of the Convertible Notes Trustee, whether incurred prepetition, postpetition or before or after the Effective Date, in each case, solely as provided for in the Convertible Notes Indenture.

54.	“Convertible Notes Indenture” means that certain Indenture, dated as of May 28, 2008, between Patriot Coal and the Convertible Notes Trustee.

55.	“Convertible Notes Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the Convertible Notes Indenture.

56.	“Creditor” means any holder of a Claim.

57.	“Creditors’ Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as constituted from time to time.

58.
“Cure” means a distribution made in the ordinary course of business following the Effective Date pursuant to an executory contract or unexpired lease assumed under section 365 or 1123 of the Bankruptcy Code (i) in an amount equal to the Proposed Cure (including if such Proposed Cure is zero dollars) or (ii) if a Treatment Objection is filed with respect to the applicable Proposed Cure, then in an amount equal to the unpaid monetary obligations owing by the Debtors and required to be paid pursuant to section 365(b) of the Bankruptcy Code, as may be (x) determined by Final Order or (y) otherwise agreed upon by the parties, in consultation with the Creditors’ Committee (if prior to the Effective Date).

59.
“Customer Programs” means the Debtors’ customer programs and practices, including, without limitation, prepayment, true-up, and invoice correction programs, as to which the Debtors were authorized to honor prepetition obligations and to otherwise continue in the ordinary course of business by the Final Order Authorizing (i) Debtors to Honor Prepetition Obligations to Customers in the Ordinary Course of Business and (ii) Financial Institutions to Honor and Process Related Checks and Transfers, entered by the Bankruptcy Court on August 2, 2012 [ECF No. 254].

60.
“D&O Liability Insurance Policies” means all insurance policies for directors’, managers’ and officers’ liability (including employment practices liability and fiduciary liability) maintained by the Debtors issued prior to the Effective Date, including as such policies may extend to employees, and any such “tail” policies.

61.
“Debtor Allocation” means, for any Debtor, as to the GUC Rights, the GUC Stock Allocation or the Convenience Class Consideration, as applicable, a percentage share as set forth in Schedule B to the Plan.

62.
“Debtors” means each of the entities listed in Schedule A of the Plan.  To the extent that the context requires any reference to the Debtors after the Effective Date, Debtors shall mean the Reorganized Debtors.

63.	“Debtors’ Case Information Website” means www.patriotcaseinfo.com.

64.	“DIP Agents” means, collectively, the First Out DIP Agent and the Second Out DIP Agent.

65.	“DIP Documents” has the meaning set forth in the DIP Order.

66.	“DIP Facilities” means, collectively, the First Out DIP Facility and the Second Out DIP Facility.

67.
“DIP Facility Claim” means any Claim of any DIP Agent or DIP Lender against a Debtor arising out of or related to the DIP Facilities, including, without limitation, the Superpriority Claims and DIP Liens granted pursuant to, and each as defined in, the DIP Order.

68.	“DIP Lender” means any lender under either of the DIP Facilities as of the Effective Date.

69.
“DIP Order” means the Final Order (i) Authorizing Debtors (a) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e), and (b) to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363 and (ii) Granting Adequate Protection to Pre-Petition Secured Lenders Pursuant to 11 U.S.C. §§ 361, 362, 363 And 364, entered by the Bankruptcy Court on August 3, 2012 [ECF No. 275], as amended pursuant to the Supplemental DIP Financing Order Authorizing, Pursuant to 11 U.S.C. §§ 363 and 364, (i) Amendment to the DIP Financing, (ii) Engagement of the First Out DIP Agent in Connection Therewith, (iii) Payment of Fees Related Thereto, and (iv) Waiver of Bankruptcy Rule 6004(h) Stay, entered by the Bankruptcy Court on August 21, 2013 [ECF No. 4498], and as each of the foregoing has been or is hereafter modified, amended, supplemented or extended from time to time during the Chapter 11 Cases.

70.
“Disallowed” means, when used in reference to a Claim, all or that portion, as applicable, of any Claim against any Debtor that (i) has been disallowed by a Final Order of the Bankruptcy Court, (ii) is listed in the Schedules as “$0,” contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, (iii) has been agreed to be equal to “$0” or to be expunged pursuant to the Claims Settlement Procedures Order or otherwise or (iv) is not listed on the Schedules and as to which a proof of claim bar date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

71.
“Disbursing Agent” means Reorganized Patriot Coal or any Person or Entity designated or retained by the Reorganized Debtors, in their sole discretion and without the need for any further order of the Bankruptcy Court, to serve as disbursing agent for Claims.

72.
“Disclosure Statement” means the disclosure statement relating to the Plan, including all exhibits, appendices and schedules thereto, as amended, supplemented or modified from time to time, in each case, as approved pursuant to section 1125 of the Bankruptcy Code by the Bankruptcy Court in the Approval Order.

73.	“Disputed” means, when used in reference to a Claim, any Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

74.	“Disputed Claims Reserve” has the meaning set forth in Section 8.4(b)(i) of the Plan.

75.	“Distribution Date” means any of (i) the Initial Distribution Date, (ii) each Interim Distribution Date and (iii) the Final Distribution Date.

76.	“Distribution Record Date” means the Confirmation Date.

77.	“DTC” means the Depository Trust Company.

78.
“Effective Date” means the Business Day selected by the Debtors that is (i) on or after the Confirmation Date and on which date no stay of the Confirmation Order is in effect and (ii) on or after the date on which the conditions to effectiveness of the Plan specified in Section 12.1 of the Plan have been either satisfied or waived as set forth herein.

79.	“Eligible Affiliate” means an affiliate of an Eligible Holder that is also an Eligible Holder (or would be an Eligible Holder if such affiliate were a holder of an Allowed Claim).

80.
“Eligible Holder” means a holder of an Allowed Convertible Notes Claim, an Allowed Senior Notes Claim or an Allowed General Unsecured Claim that certifies its status by the Rights Offerings Record Date, acceptable to the Debtors in their sole discretion, as (i) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act or (ii) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (5), (6) or (7) of the Securities Act.

81.
“Employee Agreement” means any agreement (other than a standard form acknowledgement or undertaking by newly-hired employees for the benefit of any of the Debtors) between, or any offer letter issued by, any of the Debtors and/to any current or former directors, officers or employees of any of the Debtors.

82.	“Entity” or “entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

83.
“Environmental Law” means all federal, state and local statutes, regulations, ordinances and similar provisions having the force or effect of law; all judicial and administrative orders, agreements and determinations and all common law concerning pollution or protection of the environment or human health and safety but only as such relates to exposure to hazardous substances, including the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-to-Know Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Resource Conservation and Recovery Act; the Safe Drinking Water Act; the Toxic Substances Control Act; and any state or local equivalents.

84.
“Estate” means, individually, the estate of each of the Debtors and collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.  These Estates were jointly administered for procedural purposes only pursuant to the Order Directing Joint Administration of Chapter 11 Cases [ECF No. 30], the Order Directing Joint Administration of Chapter 11 Cases [Case No. 13-48727, ECF No. 16], and the Order Directing Joint Administration of Chapter 11 Cases [Case No. 13-48728, ECF No. 16].

85.	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

86.	“Exculpated Parties” means the Released Parties.

87.	“Existing Notes” means, collectively, the Senior Notes and the Convertible Notes.

88.	“Exit ABL Credit Agreement” means a first lien revolving facility to be entered into by the Reorganized Debtors, the material terms of which are set forth in the Plan Supplement.

89.
“Exit Credit Facilities” means, collectively, the Exit ABL Credit Agreement, the Exit Term Loan Credit Agreement, the Exit L/C Credit Agreement and/or any additional or alternative sources of exit financing, which shall provide for sufficient financing to repay the DIP Facility Claims in Cash in full (or, in the case of any Outstanding L/C, Paid in Full) prior to or as of the Effective Date.

90.
“Exit Credit Facilities Documents” means all loan and security documents, intercreditor agreements and other documents and filings, in each case related to the Exit Credit Facilities and as the same may be amended, restated, supplemented or otherwise modified from time to time.

91.	“Exit Credit Facilities Parties” means the banks, financial institutions and other lenders party to the Exit Credit Facilities from time to time, each in their capacity as such.

92.	“Exit L/C Credit Agreement” means a first lien letter of credit facility to be entered into by the Reorganized Debtors, the material terms of which are set forth in the Plan Supplement.

93.	“Exit Term Loan Credit Agreement” means a first lien term loan credit facility to be entered into by the Reorganized Debtors, the material terms of which are set forth in the Plan Supplement.

94.
“Final Distribution Date” means a date selected by the Reorganized Debtors in their sole discretion that is after the Initial Distribution Date and is no earlier than 20 calendar days after the date on which all Disputed General Unsecured Claims and Disputed Convenience Class Claims have become either Allowed Claims or Disallowed Claims.

95.
“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal, seek certiorari or move for a new trial, re-argument or rehearing has expired and no appeal, petition for certiorari or motion for a new trial, re-argument or rehearing has been timely filed, or as to which any appeal that has been taken, any petition for certiorari, or motion for a new trial, review, re-argument, or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, as made applicable by Rule 9024 of the Federal Rules of Bankruptcy Procedure, may be filed relating to such order shall not cause such order to not be a Final Order.

96.	“First Out DIP Agent” means Citibank, N.A. in its capacity as administrative agent under the First Out DIP Facility.

97.
“First Out DIP Facility” means that certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of July 9, 2012, among, inter alios, Patriot Coal as Borrower, the lenders party thereto from time to time and the First Out DIP Agent, as approved by the Bankruptcy Court pursuant to the DIP Order, including any amendments, restatements, modifications or extensions thereof.

98.
“Foreign Agreements” means all executory contracts or unexpired leases as to which the Debtors were authorized to pay their prepetition debts in the ordinary course of business pursuant to the Final Order Authorizing (i) Debtors to Pay Prepetition Obligations Owed to Foreign Creditors and (ii)  Financial Institutions to Honor and Process Related Checks and Transfers, entered by the Bankruptcy Court on August 2, 2012 [ECF No. 256].

99.
“General Unsecured Claim” means any prepetition Claim against any of the Debtors that is not a DIP Facility Claim, Other Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Senior Notes Claim,

Convertible Notes Claim, Convenience Class Claim, Section 510(b) Claim or Intercompany Claim, including any unsecured claims under section 506(a)(1) of the Bankruptcy Code.

100.	“GUC Rights” means 7.7% of the Rights.

101.
“GUC Stock Allocation” means New Class A Stock representing 5% of the New Common Stock, subject to dilution by shares of New Class A Common Stock issued in respect of the Rights Offering Warrants and the Management Incentive Plan.

102.	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

103.	“Impaired” means, when used in reference to a Claim, any Claim that is impaired within the meaning of section 1124 of the Bankruptcy Code.

104.
“Indemnification Obligation” means any obligation of any Debtor to indemnify directors, officers or employees of any of the Debtors who served in such capacity, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective articles or certificates of incorporation, corporate charters, bylaws, operating agreements or similar corporate documents or other applicable contract or law in effect as of the Effective Date.

105.	“Indentures” means, collectively, the Convertible Notes Indenture and the Senior Notes Indenture.

106.	“Indenture Trustees” means, collectively, the Convertible Notes Trustees and the Senior Notes Trustee.

107.	“Initial Debtors” means Patriot Coal and the Subsidiary Debtors that filed chapter 11 petitions on July 9, 2012.

108.	“Initial Distribution Date” means a day selected by the Reorganized Debtors in their sole discretion that is as soon as reasonably practicable after the Effective Date.

109.
“Insurance Plans” means the Debtors’ insurance policies and any agreements, documents or instruments relating thereto entered into before the Petition Date; provided, however, that the Insurance Plans shall not include the D&O Liability Insurance Policies.

110.	“Intercompany Claim” means any Claim by a Debtor against another Debtor.

111.	“Intercompany Contract” means a contract solely between two or more Debtors entered into before the Petition Date.

112.	“Interest” means any equity security within the meaning of section 101(16) of the Bankruptcy Code including, without limitation, all issued, unissued, authorized or outstanding shares of stock or other equity interests (including common and preferred), together with any warrants, options, convertible securities, liquidating preferred securities or contractual rights to purchase or acquire any such equity interests at any time and all rights arising with respect thereto.

113.
“Interim Compensation Order” means the Order to Establish Procedures for Interim Monthly Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on August 2, 2012 [ECF No. 262].

114.
“Interim Distribution Date” means the date that is no later than 180 calendar days after the Initial Distribution Date or the most recent Interim Distribution Date thereafter, with such periodic Interim Distribution Dates occurring until the Final Distribution Date has occurred, it being understood that the Reorganized Debtors may increase the frequency of Interim Distribution Dates in their sole discretion as circumstances warrant.

115.	“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

116.	“IRS” means the Internal Revenue Service of the United States of America.

117.	“Knighthead” means Knighthead Capital Management LLC, solely on behalf of certain funds and accounts it manages and/or advises.

118.	“L/C” means any letter of credit issued under either the First Out DIP Facility or the Second Out DIP Facility.

119.	“L/C Issuer” means the issuer of an L/C under the First Out DIP Facility or the Second Out DIP Facility, as applicable.

120.	“Lien” means a “lien,” as defined in section 101(37) of the Bankruptcy Code.

121.
“Management Incentive Plan” means the management incentive plan of the Reorganized Debtors, which shall be substantially in the form set forth in the Plan Supplement, and which will be established and implemented by the New Board as soon as reasonably practicable following the Effective Date.

122.	“Master Ballots” means the master ballots upon which the Nominees of Beneficial Holders shall indicate acceptances and rejections of the Plan in accordance with the Voting Instructions.

123.
“MOU” means that Memorandum of Understanding between the UMWA and Patriot Coal, dated August 26, 2013, in the form approved by the UMWA Settlement Order, as has been or is hereafter modified, amended or supplemented.

124.	“New Board” means the board of directors of Reorganized Patriot Coal on the Effective Date.

125.
“New Bylaws” means the bylaws of Reorganized Patriot Coal, which shall be substantially in the form set forth in the Plan Supplement and in form and substance reasonably acceptable to the Backstop Parties.

126.	“New CBAs” shall have the meaning set forth in the UMWA Settlement Order.

127.
“New Certificate of Incorporation” means the certificate of incorporation of Reorganized Patriot Coal, which shall be substantially in the form set forth in the Plan Supplement and in form and substance reasonably acceptable to the Backstop Parties.

128.	“New Common Stock” means, collectively, New Class A Common Stock and New Class B Common Stock.

129.
“New Class A Common Stock” means the shares of common stock, par value $.01 per share, of Reorganized Patriot Coal to be authorized and issued hereunder or for purposes specified herein, which shall be entitled to a single vote per share on all matters on which the New Common Stock is entitled to vote.

130.
“New Class B Common Stock” means the shares of common stock, par value $.01 per share, of Reorganized Patriot Coal to be authorized and issued hereunder or for purposes specified herein, which shall be entitled to 100 votes per share on all matters on which the New Common Stock is entitled to vote.

131.	“New Securities” shall have the meaning set forth in Section 5.2 of the Plan.

132.
“New Stockholders’ Agreement” means the stockholders’ agreement substantially in the form included in the Plan Supplement to be entered into by and among Reorganized Patriot Coal, the Backstop Parties and certain other holders of New Class A Common Stock or Rights Offering Warrants whose number of shares of New Class A Common Stock plus the number of shares of New Class A Common Stock into which their Rights Offering Warrants could be exercised for would, in the aggregate, be equal to or greater than five percent of the total number of outstanding shares of New Class A Common Stock (calculated on a fully diluted basis).

133.
“Nominee” means any broker, dealer, commercial loans institution, financial institution or other nominee (or its mailing agent) in whose name securities are registered or held of record on behalf of a Beneficial Holder.

134.	“Non-Union Retiree Committee” means the Official Committee of Non-Represented Retirees appointed by the United States Trustee on March 7, 2013 pursuant to section 1114 of the Bankruptcy Code.

135.	“Non-Union Retiree Settlement” means the settlement between the Debtors and the Non-Union Retiree Committee approved by the Bankruptcy Court pursuant to the Non-Union Retiree Settlement Order.

136.
“Non-Union Retiree Settlement Order” means the Order Authorizing the Modification and Termination of Certain Non-Vested Benefits for Non-Union Retiree Benefit Participants Pursuant to 11 U.S.C. §§ 105(a) and 363(b), entered by the Bankruptcy Court on April 26, 2013 [ECF No. 3849], the terms of which are incorporated herein by reference.

137.
“Non-Union Retiree VEBA” means the voluntary employees’ beneficiary association within the meaning of section 501(c)(9) of the Internal Revenue Code, authorized by the Bankruptcy Court to be established by the Non-Union Retiree Committee.

138.	“Notes Rights” means the subscription rights to purchase the Rights Offering Notes.

139.	“Notes Rights Offering” means the rights offering for the Rights Offering Notes as described in Section 5.7 of the Plan.

140.
“Notice of Intent to Assume or Reject” means a notice delivered by the Debtors or by the Reorganized Debtors pursuant to Article 9 of the Plan stating an intent to assume or reject an executory contract or unexpired lease and including a proposed Assumption Effective Date or Rejection Effective Date, as applicable, and, if applicable, a Proposed Cure and/or a proposed assignment.

141.
“Ordinary Course Professionals Order” means the Order Authorizing the Debtors to Employ Ordinary Course Professionals Nunc Pro Tunc to the Petition Date, entered by the Bankruptcy Court on August 2, 2012 [ECF No. 263].

142.
“Other Administrative Claim” means an Administrative Claim, other than DIP Facility Claims, Professional Fee Claims, the Backstop Fees, the Breakup Fee (if any), the Backstop Expense Reimbursement or fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code and/or section 3717 of title 31 of the United States Code (which shall be paid pursuant to Section 15.4 of the Plan).

143.	“Other Administrative Claim Bar Date” means the date that is 30 calendar days after the Effective Date.

144.	“Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code.

145.	“Other Secured Claim” means any Secured Claim, and for the avoidance of doubt, excludes DIP Facility Claims.

146.	“Outstanding L/C” means any L/C that is outstanding on the Effective Date.

147.
“Paid in Full” means (a) in respect of any Outstanding L/C under the First Out DIP Facility, any of the following:  (i) such L/C shall have been canceled (as evidenced by return of the original L/C to the applicable L/C Issuer for cancelation or, if no original was issued, written confirmation from the beneficiary of the L/C to the L/C Issuer, via swift or in the form of a release letter, that such Outstanding L/C is no longer in effect) or replaced with a letter of credit issued under the Exit Credit Facilities, (ii) such L/C shall have been collateralized in Cash in an amount equal to 103% of all L/C Obligations (as defined in the First Out DIP Facility) in respect of such L/C, pursuant to documentation in form and substance reasonably satisfactory to the First Out DIP Agent and the applicable L/C Issuer, (iii) a back-to-back letter of credit in an amount equal to 103% of all L/C Obligations (as defined in the First Out DIP Facility) in respect of such L/C shall have been provided to the applicable L/C Issuer on terms and from a financial institution acceptable to such L/C Issuer or (iv) such other treatment shall have been provided with respect to such L/C as the Debtors, the First Out DIP Agent, the Required Revolving Lenders (as defined in the First Out DIP Facility) and the applicable L/C Issuer shall agree; and (b) in respect of each Outstanding L/C under the Second Out Facility, any of the following:  (i) such L/C shall have been canceled (as evidenced by return of the original L/C to the applicable L/C Issuer for cancelation or, if no original was issued, written confirmation from the beneficiary of the L/C to the L/C Issuer, via swift or in the form of a release letter, that such Outstanding L/C is no longer in effect) or replaced with a letter of credit issued under the Exit Credit Facilities, (ii) such L/C shall have been collateralized in Cash in an amount equal to 103% of all L/C Obligations (as defined in the Second Out DIP Facility) in respect of such L/C, pursuant to documentation in form and substance reasonably satisfactory to the Second Out DIP Agent and the applicable L/C Issuer or (iii) any Approved Second Out DIP L/C Arrangement.

148.	“Patriot Coal” means Patriot Coal Corporation, a Delaware corporation.

149.	“Peabody” means Peabody Energy Corporation and its subsidiaries and affiliates.

150.
“Peabody Settlement” means the settlement among the Debtors and Patriot Coal’s wholly-owned non-debtor subsidiaries and affiliates, the UMWA, the UMWA Employees, the UMWA Retirees and Peabody approved by the Bankruptcy Court on [  ], 2013, the terms of which are incorporated herein by reference.

151.	“Peabody Settlement Order” means the order of the Bankruptcy Court approving the Peabody Settlement.

152.	“Person” or “person” means a person as defined in section 101(41) of the Bankruptcy Code.

153.
“Petition Date” means, with respect to the Initial Debtors, July 9, 2012, the date on which the Initial Debtors commenced the Chapter 11 Cases, and, where relevant, the time of the filing of the Initial Debtors’ chapter 11 petitions on such date, and, with respect to the Additional Debtors, September 23, 2013, the date on which the Additional Debtors commenced the Chapter 11 Cases, and, where relevant, the time of the filing of the Additional Debtors’ chapter 11 petitions on such date

154.
“Plan” means this First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, including the Plan Supplement and all exhibits, supplements, appendices and schedules to any of the foregoing, as any of them may be amended or modified from time to time hereunder or in accordance with applicable law.

155.
“Plan Documents” means the agreements, instruments and documents to be executed, delivered, assumed and/or performed in conjunction with the consummation of the Plan on and after the Effective Date, including, without limitation, (i) the New Bylaws, (ii) the New Certificate of Incorporation, (iii) the Reorganized Subsidiary Debtors’ Certificates of Incorporation, (iv)  the Reorganized Subsidiary Debtors’ Bylaws and (v) any other documents listed in the Plan Supplement.

156.
“Plan Supplement” means, collectively, the documents, agreements, instruments, schedules and exhibits and forms thereof to be filed as specified in Section 15.6 of the Plan as the Plan Supplement, as each such document, agreement, instrument, schedule and exhibit and form thereof may be altered, restated, modified or replaced from time to time, including subsequent to the filing of any such documents, in each case, in form and substance reasonably acceptable to the Backstop Parties.  Each such document, agreement, instrument, schedule or exhibit or form thereof is referred to herein as a “Plan Supplement.”  For the avoidance of doubt, Schedules 9.2(a) and 9.2(b) hereto shall not be deemed to be included in the “Plan Supplement.”3

157.
“Prepetition Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 5, 2010 among Patriot Coal as Borrower, the Prepetition Credit Agreement Lenders and the Prepetition Credit Agreement Agent, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

158.	“Prepetition Credit Agreement Agent” means Bank of America, N.A., in its capacity as administrative agent under the Prepetition Credit Agreement.

159.	“Prepetition Credit Agreement Lenders” means the lenders and issuers of letters of credit under the Prepetition Credit Agreement.

160.	“Priority Claims” means, collectively, Priority Tax Claims and Other Priority Claims.

161.	“Priority Tax Claim” means a Claim (whether secured or unsecured) of a governmental unit entitled to priority pursuant to section 507(a)(8) or specified under section 502(i) of the Bankruptcy Code.

3 The Plan Supplement may include, among other documents, the following: (a) the form of the New Certificate of Incorporation and other organizational documents of the Debtors; (b) the form or material terms of the Exit Credit Facilities Documents; (c) the identity and affiliations of each director and officer of the Reorganized Debtors; (d) the form or material terms of the Management Incentive Plan; (e) a list of certain contractual indemnification obligations assumed by the Debtors pursuant to Section 9.3(c) of the Plan; (f) the form of Rights Offering Notes and related Rights Offering Notes Indenture; (g) the form of Rights Offering Warrants and related Rights Offering Warrant Agreement and (h) the form of registration rights agreement.

162.
“Professional” means a person retained in the Chapter 11 Cases by separate Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, but not including any person retained pursuant to the Ordinary Course Professionals Order.

163.
“Professional Fee Claims” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred during the period from the Petition Date through and including the Confirmation Date.

164.	“Proof of Claim” means a proof of claim filed by a holder of a Claim in accordance with the Bar Date Order.

165.
“Proposed Cure” means, for a particular executory contract or unexpired lease, the consideration that the Debtors propose (which may be zero or some amount greater than zero) on a Notice of Intent to Assume or Reject as full satisfaction of the Debtors’ obligations with respect to such executory contract or unexpired lease pursuant to section 365(b) of the Bankruptcy Code.

166.	“Ratable Share” means, as of a date certain:

(i)      For an Allowed Senior Notes Parent Claim (other than an Allowed Senior Notes Parent Claim that has received or will receive Convenience Class Consideration in accordance with Article III of the Plan, if any), the ratio of the Allowed Senior Notes Parent Claim to the aggregate amount of all Allowed Senior Notes Parent Claims as of such date (excluding the aggregate amount of all Allowed Senior Notes Parent Claims that have received or will or are expected to receive (as reasonably determined by the Disbursing Agent) Convenience Class Consideration in accordance with Article III of the Plan, if any), as such denominator may be adjusted in accordance with Article III of the Plan.

(ii)     For an Allowed Convertible Notes Claim (other than an Allowed Convertible Notes Claim that has received or will receive Convenience Class Consideration in accordance with Article III of the Plan, if any), the ratio of the Allowed Convertible Notes Claim to the aggregate amount of (a) all Allowed Convertible Notes Claims and Allowed General Unsecured Claims against Patriot Coal as of such date plus (b)  except with respect to the distribution of Rights, the estimated aggregate value of all Disputed General Unsecured Claims against Patriot Coal as of such date as reasonably determined by the Disbursing Agent (excluding in each of case (a) and (b) the aggregate amount of all Allowed Convertible Notes Claims and Allowed or Disputed General Unsecured Claims against Patriot Coal that have received or will or are expected to receive (as reasonably determined by the Disbursing Agent) Convenience Class Consideration in accordance with Article III of the Plan, if any), as such denominator may be adjusted in accordance with Article III of the Plan.

(iii)    For an Allowed General Unsecured Claim against a particular Debtor (other than an Allowed General Unsecured Claim that has received or will receive Convenience Class Consideration in accordance with Article III of the Plan, if any), the ratio of such Allowed General Unsecured Claim or Allowed Convertible Notes Claim to the aggregate amount of (a) all Allowed Convertible Notes Claims (in the case of Allowed General Unsecured Claims against Patriot Coal) and Allowed General Unsecured Claims against such Debtor as of such date plus (b) except with respect to the distribution of Rights, the estimated aggregate value of all Disputed General Unsecured Claims against such Debtor as of such date, as reasonably determined by the Disbursing Agent (in each of case (a) and (b) excluding the aggregate amount of all Allowed Convertible Notes Claims (in the case of Allowed General Unsecured Claims against Patriot Coal) and Allowed or Disputed General Unsecured Claims against such Debtor that have received or will or are estimated to receive (as reasonably determined by the Disbursing Agent) Convenience Class Consideration in accordance with Article III of the Plan, if any), as such denominator may be adjusted in accordance with Article III of the Plan.

(iv)   For an Allowed Convenience Class Claim (or an Allowed Senior Notes Parent Claim, Allowed Convertible Notes Claim or Allowed General Unsecured claim that has received or will receive Convenience Class Consideration in accordance with Article III of the Plan, if any), the ratio of such Allowed Convenience Class Claim (or, in the case of a Senior Notes Parent Claim, a Convertible Notes Claim or a General Unsecured Claim that will receive Convenience Class Consideration in accordance with Article III of the Plan, if any, such Senior Notes Parent Claim, Convertible Notes Claim or General Unsecured Claim, as applicable) to the aggregate amount of (a) all Allowed Convenience Class Claims as of such date plus (b) the estimated aggregate value of all Disputed Convenience Class Claims as of such date, as reasonably determined by the Disbursing Agent plus (c) the estimated aggregate amount of all Senior Notes Parent Claims, Convertible Notes Claims and Allowed or Disputed General Unsecured Claims as of such date, as reasonably determined by the Disbursing Agent, that will receive Convenience Class Consideration in accordance with Article III of the Plan.

167.	“Registration Rights Agreement” means the registration rights agreement for Reorganized Patriot Coal, substantially in the form set forth in the Plan Supplement

168.
“Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder thereof so as to leave such Claim or Interest Unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding and without giving effect to any contractual provision or applicable law that entitles a Creditor to demand or receive accelerated payment of a Claim after the occurrence of a default, (A) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (B) reinstating the maturity of such Claim as such maturity existed before such default, (C) compensating the Creditor for any damages incurred as a result of any reasonable reliance by such Creditor on such contractual provision or such applicable law and (D) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Creditor; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, without limitation, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated to accomplish Reinstatement.

169.
“Rejection Bar Date” means the deadline for filing Proofs of Claim arising from the rejection of an executory contract or unexpired lease, which deadline shall be 30 calendar days after the Debtors serve notice of the entry of an order (including, without limitation, the Confirmation Order) approving the rejection of such executory contract or unexpired lease.

170.	“Rejection Claim” means a Claim under section 502(g) of the Bankruptcy Code.

171.	“Rejection Effective Date” means the date upon which the rejection of an executory contract or unexpired lease under the Plan is deemed effective.

172.	“Rejection Party” means a counterparty to an executory contract or unexpired lease to be rejected by the Debtors under the Plan.

173.
“Released Parties” means (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Agents; (d) the DIP Lenders; (e) the L/C Issuers; (f) the arrangers under the DIP Facilities; (g) the Prepetition Credit Agreement Agent; (h) the Prepetition Credit Agreement Lenders; (i) the arrangers under the Prepetition Credit Agreement; (j) the Creditors’ Committee and its current and former members; (k) the Exit Credit Facilities Parties; (l) the Backstop Parties; (m) the Senior Notes Trustee; (n) the Convertible Notes Trustee; (o) Arch; (p) Peabody; (q) the UMWA; and (r) as to each of the foregoing entities in clauses (a) through (r), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and their current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other Professionals (in each case, solely in their capacity as such); provided that “Released Parties” shall not include ArcLight Capital Partners, LLC, or any of its current or former owners, shareholders, directors, officers, managers, employees or advisors (in each case, solely in its capacity as such).

174.	“Reorganized Debtors” means, collectively, each of the Debtors, and any successor thereto, whether by merger, consolidation or otherwise, on and after the Effective Date.

175.	“Reorganized Patriot Coal” means Patriot Coal, and any successor thereto, whether by merger, consolidation or otherwise, on and after the Effective Date.

176.	“Reorganized Subsidiary Debtors” means, collectively, each of the Reorganized Debtors other than Reorganized Patriot Coal.

177.	“Reorganized Subsidiary Debtors’ Bylaws” means the bylaws of the Reorganized Subsidiary Debtors.

178.
“Reorganized Subsidiary Debtors’ Certificates of Incorporation” means, collectively, the certificates of incorporation of each of the Reorganized Subsidiary Debtors or, if any Reorganized Subsidiary Debtor is merged into another entity pursuant to the Restructuring Transactions, then the surviving entity of such merger.

179.
“Requisite Second Out DIP Lenders” means the holders of at least two thirds of the amount of the Second Out DIP Facility Claims and more than one half of the number of the Second Out DIP Facility Claims, each acting in its sole discretion.

180.	“Restructuring Transactions” means those transactions described in Section 5.7 of the Plan.

181.	“Rights” means, collectively, the Notes Rights and the Warrants Rights.

182.	“Rights Offering Notes” means the 15% senior secured second lien notes issued by the Reorganized Debtors in the aggregate principal amount of $250 million.

183.
“Rights Offering Notes Indenture” means the indenture governing the Rights Offering Notes, which indenture shall be in form and substance reasonably satisfactory to the Backstop Parties, based on the term sheet attached to the Backstop Commitment Agreement and otherwise in form and substance substantially similar to the form included in the Plan Supplement.

184.
“Rights Offering Warrant Agreement” means the warrant agreement governing the Rights Offering Warrants, which agreement shall be in form and substance reasonably satisfactory to the Backstop Parties, based on the term sheet attached to the Backstop Commitment Agreement and otherwise in form and substance substantially similar to the form included in the Plan Supplement.

185.	“Rights Offering Warrants” means the warrants to acquire New Class A Common Stock.

186.	“Rights Offerings” means, collectively, the Notes Rights Offering and the Warrants Rights Offering described in Section 5.7(a) of the Plan.

187.	“Rights Offerings Procedures” means the procedures with respect to the Rights Offerings authorized pursuant to the Backstop Approval Order.

188.	“Rights Offerings Record Date” has the meaning set forth in the Rights Offerings Procedures and will be determined by the Debtors and Knighthead, with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld or conditioned).

189.
“Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as such schedules and statements have been or may be supplemented, modified or amended from time to time.

190.	“Second Out DIP Agent” means Bank of America, N.A. in its capacity as administrative agent under the Second Out DIP Facility.

191.
“Second Out DIP Facility” means that certain Amended and Restated Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of July 11, 2012, among, inter alios, Patriot Coal as Borrower, the lenders party thereto from time to time and the Second Out DIP Agent, as approved by the Bankruptcy Court pursuant to the DIP Order, including any amendments, restatements, modifications and extensions thereof.

192.	“Second Out DIP Facility Claims” means DIP Facility Claims arising under the Second Out DIP Facility.

193.
“Section 510(b) Claims” means any Claim or Cause of Action against any of the Debtors (i) arising from rescission of a purchase or sale of shares, notes or any other securities of any of the Debtors or an Affiliate of any of the Debtors, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (iv) for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities or (v) for attorneys’ fees, other charges or costs incurred on account of any of the foregoing Claims or Causes of Action.

194.
“Secured Claim” means any Claim or portion thereof other than a DIP Facilities Claim or a Priority Tax Claim (i) that is reflected in the Schedules or a Proof of Claim as a secured claim and is secured by a Lien on Collateral, to the extent of the value of such Collateral, as determined in accordance with section 506(a) and, if applicable, section 1129(b) of the Bankruptcy Code or (ii) to the extent that the holder thereof has a valid right of set-off pursuant to section 553 of the Bankruptcy Code.

195.	“Securities Act” means the Securities Act of 1933, as amended.

196.	“Senior Notes” means those certain 8.25% Senior Notes due 2018 issued in the aggregate principal amount of $250,000,000 pursuant to the Senior Notes Indenture.

197.
“Senior Notes Charging Lien” means the lien of the Senior Notes Trustee, arising under the Senior Notes Indenture, upon any distributions relating to or on account of Senior Notes, securing the payment of, including, without limitation, the fees and expenses of the Senior Notes Trustee, including fees and expenses of counsel and other professionals engaged by, on behalf of or for the benefit of the Senior Notes Trustee, whether incurred prepetition, postpetition or before or after the Effective Date, in each case, solely as provided for in the Senior Notes Indenture.

198.	“Senior Notes Claims” means, collectively, the Senior Notes Parent Claims and the Senior Notes Guarantee Claims.

199.	“Senior Notes Guarantee Claim” means a Claim asserted against a Subsidiary Debtor by a holder of, and on account of, a Senior Note.

200.
“Senior Notes Indenture” means that certain Indenture dated as of May 5, 2010 by and among Patriot Coal and the Senior Notes Trustee, and substantially all of the Subsidiary Debtors as guarantors (as amended and/or supplemented from time to time, including, without limitation, by that certain First Supplemental Indenture dated as of May 5, 2010 and that certain Second Supplemental Indenture dated as of May 5, 2010).

201.	“Senior Notes Parent Claim” means a Claim asserted against Patriot Coal by a holder of, and on account of, a Senior Note.

202.	“Senior Notes Rights” means 92.3% of the Rights.

203.
“Senior Notes Stock Allocation” means New Class A Common Stock that represents 60% of the New Common Stock, subject to dilution by shares of New Class A Common Stock issued in respect of the Rights Offering Warrants and the Management Incentive Plan.

204.	“Senior Notes Trustee” means Wilmington Trust Company, in its capacity as indenture trustee under the Senior Notes Indenture.

205.
“Servicer” means an indenture trustee, owner trustee, pass-through trustee, subordination agent, agent, servicer or any other authorized representative of Creditors recognized by the Debtors or the Reorganized Debtors.

206.	“Solicitation Agent” means GCG, Inc., the Debtors’ solicitation agent.

207.	“Subsidiary Debtors” means, collectively, each of the Debtors except Patriot Coal.

208.	“Surety Bonds” means each of the surety bonds listed in Exhibit B to the Debtors’ Motion for an Order Authorizing the Debtors to Continue and Renew Surety Bond Program [ECF No. 18].

209.
 “Transfer” and words of like import mean, as to any security or the right to receive a security or to participate in any offering of any security (each, a “security” for purposes of this definition), the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in or other disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing.  The term “constructive sale” for purposes of this definition means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any transaction that has substantially the same effect as any of the foregoing.

210.
“Treatment Objection” means an objection to the Debtors’ proposed assumption or rejection of an executory contract or unexpired lease pursuant to the provisions of the Plan (including an objection to the proposed Assumption Effective Date or Rejection Effective Date, the Proposed Cure and/or any proposed assignment, but not including an objection to any Rejection Claim) that is properly filed with the Bankruptcy Court and served in accordance with the Case Management Order by the applicable Treatment Objection Deadline.

211.
“Treatment Objection Deadline” means the deadline for filing and serving a Treatment Objection, which deadline shall be 4:00 p.m. (prevailing Central Time) on, (i) for an executory contract or unexpired lease listed on Schedule 9.2(a) or 9.2(b), the 15th calendar day after the relevant schedule is filed and notice thereof is mailed, (ii) for an executory contract or unexpired lease the proposed treatment of which has been altered by an amended or supplemental Schedule 9.2(a) or 9.2(b), the 15th calendar day after such amended or supplemental schedule is filed and notice thereof is mailed, (iii) for an executory contract or unexpired lease for which a Notice of Intent to Assume or Reject is filed, the 15th calendar day after such notice is filed and notice thereof is mailed and (iv) for any other executory contract or unexpired lease, including any to be assumed or rejected by category pursuant to Sections 9.1, 9.3 or 9.4 of the Plan (without being listed on Schedule 9.2(a) or 9.2(b)), the deadline for objections to Confirmation of the Plan established pursuant to the Approval Order or other applicable order of the Bankruptcy Court.

212.	“UMWA” means the United Mine Workers of America.

213.
“UMWA Settlement” means the “Settlements” as defined in and approved by the UMWA Settlement Order, including the New CBAs, the MOU and the VFA, the terms of each of which are incorporated herein by reference, as it may be supplemented or modified.

214.	“UMWA Settlement Order” means the Order Pursuant to 11 U.S.C. §§ 363(b), 1113, 1114(e) and 105(a) and Fed. R. Bankr. P. 9019(a) Authorizing Entry Into Collective

Bargaining Agreements and Memorandum of Understanding with the United Mine Workers of America, entered by the Bankruptcy Court on August 22, 2013 [ECF No. 4511], as it may be supplemented or modified.

215.
“UMWA Stock Allocation” means New Class A Common Stock that represents 35% of the New Common Stock, subject to dilution by shares of New Class A Common Stock issued in respect of the Rights Offering Warrants and the Management Incentive Plan.

216.	“UMWA VEBA” means the VEBA as defined in the UMWA Settlement Order.

217.	“Unimpaired” means any Claim or Interest that is not Impaired.

218.	“United States Trustee” means the United States Trustee for Region 13.

219.
“Unliquidated” means, when used in reference to a Claim, any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is sought to be estimated.

220.	“Unsubscribed Rights” means any Rights that have not been duly subscribed for and fully paid in accordance with the Rights Offerings Procedures.

221.
“VFA” means that Agreement to Fund the VEBA between Patriot Coal and the UMWA, dated as of August 26, 2013, in the form approved by the UMWA Settlement Order, as has been or is hereafter modified, amended or supplemented.

222.
“Voting Deadline” means the date established by the Approval Order by which the Solicitation Agent must actually receive a valid Ballot properly voting on the Plan in order for such vote to count as a vote to accept or reject the Plan.  Such deadline is 4:00 p.m. (prevailing Central Time) on [•].

223.
“Voting Instructions” means the instructions for voting on the Plan contained in the Approval Order, Article 7 of the Disclosure Statement and the Ballots, the Master Ballots and the Beneficial Ballots.

224.	“Voting Record Date” means the record date for voting on the Plan, which shall be [•].

225.	“Voting Trust” means a trust established under Section 5.8 hereof to hold in trust certain shares of the New Class B Common Stock.

226.	“Voting Trust Agreement” means the agreement governing one or more Voting Trusts substantially in the form included in the Plan Supplement.

227.	“Voting Trust Beneficiaries” means the beneficiaries of a Voting Trust.

228.	“Voting Trustee” means a trustee of a Voting Trust.

229.	“Warrants Rights” means the subscription rights to purchase the Rights Offering Warrants.

230.	“Warrants Rights Offering” means the rights offering for the Rights Offering Warrants as described in Section 5.7 of the Plan.

231.
“Workers’ Compensation Plan” means each of the Debtors’ written contracts, agreements, agreements of indemnity and qualified self-insurance for workers’ compensation and/or black lung bonds, policies, programs and plans for workers’ compensation and/or black lung insurance entered into prior to the Petition Date.

Section 1.2       Rules of Interpretation

Unless otherwise specified, all article, section, exhibit, schedule or Plan Supplement references in the Plan are to the respective article in, section in, exhibit to, schedule to or Plan Supplement to the Plan, as the same may be amended, waived or modified from time to time in accordance with the terms hereof or thereof.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained herein.  Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural and any pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender.  Captions and headings in the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof.  Whenever the words “include,” “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  Any references herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions.  If a particular term of the Plan (including any exhibits, schedules or Plan Supplement hereto) conflicts with a particular term of the definitive documentation required to be implemented pursuant to the terms of the Plan or any settlement or other agreement contemplated hereunder, the definitive documentation shall control and shall be binding on the parties thereto.

As to any reference in the Plan to a consent, approval or acceptance by any party, or to an issue, agreement, order or other document (or the terms thereof) that shall be reasonably acceptable to any such party, such consent, approval or acceptance shall not be unreasonably conditioned, delayed or withheld.

Section 1.3  Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.  If any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

Section 1.4  References to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

Section 1.5  Exhibits; Schedules; Plan Supplement

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.  Copies of such exhibits, schedules and Plan Supplement can be obtained by downloading such documents from the Debtors’ Case Information Website or the Bankruptcy Court’s Website.

ARTICLE 2
Treatment of DIP Facility Claims, Administrative Claims and
Priority Tax Claims

Section 2.1  Treatment of DIP Facility Claims

Pursuant to the DIP Order, all DIP Facility Claims constitute Allowed Claims.  Except to the extent that a holder of a DIP Facility Claim agrees in its sole discretion to less favorable treatment, on or before the Effective Date, each DIP Agent, for the ratable benefit of the applicable DIP Lenders and itself, shall be paid in Cash 100% of the then-outstanding amount, if any, of the DIP Facility Claims relating to the applicable DIP Facility (or, in the case of any Outstanding L/C, Paid in Full), other than Contingent DIP Obligations.  Contemporaneously with all amounts owing in respect of principal included in the DIP Facility Claims (other than Contingent DIP Obligations), interest accrued thereon to the date of payment and fees, expenses and non-contingent indemnification obligations as required by the DIP Facilities and arising prior to the Effective Date being paid in full in Cash (or, in the case of any Outstanding L/C, Paid in Full), (i) the commitments under the DIP Facilities shall automatically terminate, (ii) except with respect to Contingent DIP Obligations (which shall survive the Effective Date and shall continue to be governed by the DIP Facilities as provided below), the DIP Facilities and the “Loan Documents” referred to therein shall be deemed canceled, (iii) all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facilities shall automatically terminate, and all Collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agents or DIP Lenders and (iv) all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Facility Claims shall be automatically discharged and released, in each case without further action by the DIP Agents or DIP Lenders.

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, (a) the Contingent DIP Obligations shall survive the Effective Date on an unsecured basis and shall not be discharged or released pursuant to the Plan or the Confirmation Order and (b) the DIP Facilities and the Loan Documents referred to therein shall continue in full force and effect with respect to any obligations thereunder governing (i) the Contingent DIP Obligations and (ii) the relationships among the DIP Agents, the L/C Issuers and the DIP Lenders, as applicable, including but not limited to those provisions relating to the rights of the DIP Agents and the L/C Issuers to expense reimbursement, indemnification and other similar amounts (either from the Debtors or the DIP Lenders) and any provisions that may survive termination or maturity of the DIP Facilities in accordance with the terms thereof.

After the Effective Date, the Reorganized Debtors shall continue to reimburse the DIP Agents for the reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the DIP Agents in accordance with the DIP Documents and the DIP Order.

The DIP Agents and the DIP Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

For the avoidance of doubt, the Bankruptcy Court shall retain jurisdiction as to any and all matters arising under the DIP Order until all DIP Facility Claims have been satisfied in full, in accordance with the terms of the Plan.

Section 2.2  Treatment of Administrative Claims

(a) Other Administrative Claims

Except to the extent that the applicable Creditor agrees to less favorable treatment with the Reorganized Debtors, each holder of an Allowed Other Administrative Claim against any of the Debtors shall be paid the full unpaid amount of such Allowed Other Administrative Claim in Cash (i) on or as soon as reasonably practicable after the Effective Date (for Claims Allowed as of the Effective Date), (ii) on or as soon as practicable after the date such Claims are Allowed (or upon such other terms as may be agreed upon by such holder and the applicable Reorganized Debtor) or (iii) as otherwise ordered by the Bankruptcy Court.

Allowed Other Administrative Claims regarding assumed agreements, liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases and non-ordinary course liabilities approved by the Bankruptcy Court shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business (or as otherwise approved by the Bankruptcy Court) in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

(b) Professional Fee Claims

Each holder of a Professional Fee Claim shall be paid in full in Cash pursuant to Section 7.1 hereof.

Section 2.3  Treatment of Priority Tax Claims

Except to the extent that the applicable Creditor has been paid by the Debtors before the Effective Date, or the applicable Reorganized Debtor and such Creditor agree to less favorable treatment, each holder of an Allowed Priority Tax Claim against any of the Debtors shall receive, at the sole option of the Reorganized Debtors, (a) payment in full in Cash made on or as soon as reasonably practicable after the later of the Effective Date and the first Distribution Date occurring at least 20 calendar days after the date such Claim is Allowed, (b) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code or (c) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

The Reorganized Debtors shall have the right, in their sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

Notwithstanding anything to the contrary herein, if the Reorganized Debtors fail to make a regular installment payment when due to a holder of a Priority Tax Claim pursuant to this Section 2.3, if applicable, and if the failure to make such payment is not cured within 35 days from the date a holder of a Priority Tax Claim sends notice of the default to the Reorganized Debtors, such holder may exercise all rights and remedies available under nonbankruptcy law to collect such payment without further notice to or action by the Bankruptcy Court.

Section 2.4  Backstop Fees; Breakup Fee; Backstop Expense Reimbursement

The Backstop Fees, the Breakup Fee, if any, and the Backstop Expense Reimbursement shall be Allowed Administrative Claims, without reduction or offset, in the full amount due and owing under the Backstop Commitment Agreement.  On the Effective Date, if not previously satisfied in full in accordance with the terms of the Backstop Commitment Agreement, any outstanding Backstop Expense Reimbursement shall be paid in Cash and any outstanding Backstop Fee shall be paid in the form of additional Rights Offering Notes and additional Rights Offering Warrants in accordance with the Backstop Commitment Agreement.

ARTICLE 3
Classification and Treatment of Other Claims and Interests

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation and distribution pursuant to the Plan, as set forth herein.  A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date.  Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the official claims register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.  Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court (including, without limitation, the DIP Order), or required by applicable non-bankruptcy law, in no event shall (i) any holder of an Allowed Claim be entitled to receive payments that in the aggregate exceed the Allowed amount of such holder’s Claim or (ii) any holder of an Allowed Senior Notes Parent Claim and any Allowed Senior Notes Guarantee Claim be entitled to receive distributions that, in the aggregate, exceed the Allowed amount of such holder’s Allowed Senior Notes Parent Claim.

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor.  For brevity and convenience, the classification and treatment of Claims and Interests has been arranged in two groups: (i) Patriot Coal (Debtor 1) and (ii) Subsidiary Debtors (Debtors 2 through 101).

The following tables designate the classes of Claims against and Interests in each of the Debtors and specify which of those classes are (i) impaired or unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, or deemed to accept or reject the Plan.

Section 3.1  Classes and Treatment of Claims Against and Interests in Patriot Coal (Debtor 1)

The following chart assigns a letter to each Class against Patriot Coal for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Other Priority Claims
B	Other Secured Claims
C	Senior Notes Parent Claims
D	Convertible Notes Claims
E	General Unsecured Claims
F	Convenience Class Claims
G	Section 510(b) Claims
H	Interests in Patriot Coal

The following table designates the classes of Claims against and Interests in Patriot Coal and specifies which of those classes are (i) impaired or unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to accept or reject the Plan.

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
1A	Other Priority Claims	Payment in full in Cash; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept
1B	Other Secured Claims	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim, in each case, to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept
1C	Senior Notes Parent Claims
Subject to Section 3.3(c) hereof, each holder of an Allowed Senior Notes Parent Claim shall be entitled to (i) if such holder is an Eligible Holder, its Ratable Share of (1) the Senior Notes Rights and (2) the Senior Notes Stock Allocation or (ii) if such holder is not an Eligible Holder, its Ratable Share of the Senior Notes Stock Allocation.
			[•]%	Impaired	Entitled to Vote

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
1D	Convertible Notes Claims
Subject to Section 3.3(d) hereof, each holder of an Allowed Convertible Notes Claim shall be entitled to (i) if such holder is an Eligible Holder, its Ratable Share of Patriot Coal’s Debtor Allocation of (1) the GUC Rights and (2) the GUC Stock Allocation, or (ii) if such holder is not an Eligible Holder, its Ratable Share of Patriot Coal’s Debtor Allocation of the GUC Stock Allocation.
			[•]%	Impaired	Entitled to Vote
1E	General Unsecured Claims
Subject to Section 3.3(e) hereof, each holder of an Allowed General Unsecured Claim shall be entitled to (i) if such holder is an Eligible Holder, its Ratable Share of Patriot Coal’s Debtor Allocation of (1) the GUC Rights and (2) the GUC Stock Allocation, or (ii) if such holder is not an Eligible Holder, its Ratable Share of Patriot Coal’s Debtor Allocation of the GUC Stock Allocation.
			[•]% to [•]%	Impaired	Entitled to Vote
1F	Convenience Class Claims	Subject to Section 3.3(f) hereof, each holder of a Convenience Class Claim shall be entitled to its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration.	[•]% to [•]%	Impaired	Entitled to Vote
1G	Section 510(b) Claims	No distribution.	0%	Impaired	Deemed to Reject
1H	Interests in Patriot Coal	No distribution.	0%	Impaired	Deemed to Reject

Section 3.2 Classes and Treatment of Claims Against and Interests in Subsidiary Debtors (Debtors 2 through 101)

The following chart assigns a letter to each Class against the Subsidiary Debtors for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Other Priority Claims
B	Other Secured Claims
C	Senior Notes Guarantee Claims
D	General Unsecured Claims
E	Convenience Class Claims
F	Section 510(b) Claims
G	Interests in Subsidiary Debtors

The following table designates the classes of Claims against and Interests in the Subsidiary Debtors and specifies which of those classes are (i) impaired or unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to accept or reject the Plan.

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
2A–101A	Other Priority Claims	Payment in full in Cash; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
2B–101B	Other Secured Claims	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim, in each case, to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept
2C–100C	Senior Notes Guarantee Claims
Each holder of an Allowed Senior Notes Guarantee Claim shall receive the distribution under the Plan described above in respect of its Allowed Senior Notes Parent Claim, the amount of which has been determined by giving effect to the guarantees by the Subsidiary Debtors of the Senior Notes.
			[•]%	Impaired	Entitled to Vote
2D–101D	General Unsecured Claims
Subject to Section 3.4(d) hereof, each holder of an Allowed General Unsecured Claim shall be entitled to (i) if such holder is an Eligible Holder, its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of (1) the GUC Rights and (2) the GUC Stock Allocation, or (ii) if such holder is not an Eligible Holder, its Ratable Share of the applicable Subsidiary’s Debtor Allocation of the GUC Stock Allocation.
			[•]% to [•]%, as set forth in Schedule B to the Plan	Impaired	Entitled to Vote

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
2E–101E	Convenience Class Claims
Subject to Section 3.4(e) hereof, each holder of a Convenience Class Claim shall be entitled to its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of the Convenience Class Consideration.
			[•]% to [•]%, as set forth in Schedule B to the Plan	Impaired	Entitled to Vote
2F–101F	Section 510(b) Claims	No distribution.	0%	Impaired	Deemed to Reject
2G–101G	Interests in Subsidiary Debtors	Reinstatement of Interests.	Retained	Unimpaired	Deemed to Accept

Section 3.3        Treatment of Claims Against and Interests in Patriot Coal

(a)         Other Priority Claims (Class 1A)

Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof) with Reorganized Patriot Coal, each holder of an Allowed Other Priority Claim against Patriot Coal shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, Cash in an amount equal to the Allowed amount of such Claim, or treatment in any other manner so that such Claim shall otherwise be rendered Unimpaired, on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any applicable agreement between Reorganized Patriot Coal and the holder of such Claim.

(b)         Other Secured Claims (Class 1B)

Each holder of an Allowed Other Secured Claim against Patriot Coal shall receive, at the sole option of Reorganized Patriot Coal, and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, one of the following treatments:  (i) payment in Cash in the amount of such Allowed Other Secured Claim, (ii) Reinstatement of the legal, equitable and contractual rights of the holder relating to such Allowed Other Secured Claim, (iii) a distribution of the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such Collateral, (iv) a distribution of the Collateral securing such Allowed Other Secured Claim without representation or warranty by or recourse against Patriot Coal or Reorganized Patriot Coal or (v) such other distribution as necessary to satisfy the requirements of section 1124 of the

Bankruptcy Code.  If an Other Secured Claim is satisfied under clause (i), (iii), (iv) or (v) above, the Liens securing such Other Secured Claim shall be deemed released without further action by any party.  Each holder of an Allowed Other Secured Claim shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

Any distributions made pursuant to this Section 3.3 shall be made on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between Patriot Coal and the holder of such Claim.

For convenience of identification, the Plan classifies the Allowed Claims in Class 1B (Other Secured Claims) as a single Class.  However, this Class is actually a group of subclasses, depending on the Collateral securing each such Allowed Claim.

(c)         Senior Notes Parent Claims (Class 1C)

Each holder of an Allowed Senior Notes Parent Claim shall be entitled to (i) if such holder is an Eligible Holder, its Ratable Share of (1) the Senior Notes Rights and (2) the Senior Notes Stock Allocation or (ii) if such holder is not an Eligible Holder, its Ratable Share of the Senior Notes Stock Allocation.  Notwithstanding the foregoing, (i) if such holder certifies that it is not an Eligible Holder, such holder shall receive an additional amount of New Class A Common Stock equal to the value of the Rights that such holder would have received if such holder had certified that it is an Eligible Holder (as such value is determined in accordance with the Disclosure Statement), and the denominator in the definition of Ratable Share shall be increased accordingly such that the aggregate amount of New Class A Common Stock distributed on account of all Senior Notes Parent Claims does not exceed the Senior Notes Stock Allocation; (ii) if the Debtors determine in their sole discretion that if New Common Stock were distributed to all of the holders of Claims as contemplated by the Plan, Reorganized Patriot Coal would potentially  be required to be a reporting company under the Exchange Act or would potentially be required to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), then, with respect to any holder that would otherwise have received less than a number of shares of New Common Stock determined by the Debtors in consultation with the Creditors’ Committee, such holder(s) shall instead receive its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration and (iii) in each case, a holder may elect to cause its Ratable Share of the Senior Notes Stock Allocation to be issued directly to a Voting Trust in the form of New Class B Common Stock.

(d)         Convertible Notes Claims (Class 1D)

Each holder of an Allowed Convertible Notes Claim shall be entitled to (i) if such holder is an Eligible Holder, its Ratable Share of Patriot Coal’s Debtor Allocation of (1) the GUC Rights and (2) the GUC Stock Allocation, or (ii) if such holder is not an Eligible Holder, its Ratable Share of Patriot Coal’s Debtor Allocation of the GUC Stock Allocation.

Notwithstanding the foregoing, (i)  if such holder certifies that it is not an Eligible Holder, such holder shall receive an additional amount of New Class A Common Stock equal to the value of the Rights that such holder would have received if such holder had certified that it is an Eligible Holder (as such value is determined in accordance with the Disclosure Statement), and the denominator in the definition of Ratable Share shall be increased accordingly such that the aggregate amount of New Class A Common Stock distributed on account of all Convertible Notes Claims does not exceed the Convertible Notes Stock Allocation; and (ii) if the Debtors determine in their sole discretion that if New Common Stock were distributed to all of the holders of Claims as contemplated by the Plan, Reorganized Patriot Coal would potentially be required to be a reporting company under the Exchange Act or would potentially be required to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), then, with respect to any holder that would otherwise have received less than a number of shares of New Class A Common Stock determined by the Debtors in consultation with the Creditors’ Committee, such holder(s) shall instead receive its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration.

(e)         General Unsecured Claims (Class 1E)

(i)               Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), in full satisfaction, release and discharge of and in exchange for each Allowed General Unsecured Claim against Patriot Coal, each holder of a General Unsecured Claim against Patriot Coal that is allowed as of the Effective Date shall receive, on or as soon as reasonably practicable after the Effective Date, (i) if such holder is an Eligible Holder, its Ratable Share of Patriot Coal’s Debtor Allocation of (1) the GUC Rights and (2) the GUC Stock Allocation, or (ii) if such holder is not an Eligible Holder, its Ratable Share of Patriot Coal’s Debtor Allocation of the GUC Stock Allocation.  Notwithstanding the foregoing, (i) if such holder certifies that it is not an Eligible Holder, such holder shall receive an additional amount of New Class A Common Stock equal to the value of the Rights that such holder would have received if such holder had certified that it is an Eligible Holder (as such value is determined in accordance with the Disclosure Statement), and the denominator in the definition of Ratable Share shall be increased accordingly such that the aggregate amount of New Class A Common Stock distributed on account of all General Unsecured Claims does not exceed the GUC Stock Allocation; and (ii) if the Debtors determine in their sole discretion that if New Common Stock were distributed to all of the holders of Claims as contemplated by the Plan, Reorganized Patriot Coal would potentially be required to be a reporting company under the Exchange Act or would potentially be required to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), then with respect to any holder that would otherwise have received less than a number of shares of New Common Stock determined by the Debtors, prior to the Effective Date in consultation with the Creditors’ Committee, such holder(s) shall instead receive its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration.

(ii)               Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), each holder of a General Unsecured Claim against Patriot Coal that is Disputed as of the Effective Date and becomes an Allowed General Unsecured Claim after the Effective Date, shall receive, on or as soon as reasonably practicable after the Distribution Date that is at least 20 calendar days after such General Unsecured Claim becomes an Allowed General Unsecured Claim, its Ratable Share of Patriot Coal’s Debtor Allocation of the GUC Stock Allocation; provided, however, that if such distribution would cause Reorganized Patriot Coal to potentially be a reporting company under the Exchange Act or potentially have to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), the Disbursing Agent shall not effect such distribution, and such holder shall instead receive its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration.

(iii)               Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), on any Interim Distribution Date upon which an Adjustment Distribution of GUC Stock Allocation is to be distributed, the Disbursing Agent shall effect a distribution, so that each holder of an Allowed General Unsecured Claim and Allowed Convertible Notes Claim shall have received, after giving effect to all prior distributions made to such Allowed Claim under the Plan, its Ratable Share of Patriot Coal’s Debtor Allocation of the GUC Stock Allocation allocable to such Claim on or as soon as reasonably practicable after the Interim Distribution Date; provided, however, that if such distribution to the holders of all such Allowed Claims would potentially cause Reorganized Patriot Coal to be a reporting company under the Exchange Act or potentially have to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), with respect to any holder that would otherwise have received less than a number of shares of New Class Common Stock determined by the Debtors in consultation with the Creditors’ Committee, the Disbursing Agent shall not effect such distribution to such holder(s), such remaining GUC Stock Allocation shall revert to Reorganized Patriot Coal, and such holder(s) shall receive its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration allocable to such Claim on or as soon as reasonably practicable after the Interim Distribution Date.

(iv)               If any GUC Stock Allocation remains in the Disputed Claims Reserve after all Disputed General Unsecured Claims have become either Allowed Claims or Disallowed Claims, and all distributions to holders of General Unsecured Claims required pursuant to Section 8.4(c) of the Plan have been made, the Disbursing Agent shall effect a final distribution, so that each holder of an Allowed General Unsecured Claim and Allowed Convertible Notes Claim shall have received, after giving effect to all prior distributions made to such Allowed Claim under the Plan, its Ratable Share of Patriot Coal’s Debtor Allocation of the GUC Stock Allocation allocable to such Claim on or as soon as reasonably practicable after the Final Distribution Date; provided, however, that if such final distribution to the holders of all such Allowed Claims would cause Reorganized Patriot Coal to potentially be a reporting company under the Exchange Act or potentially have to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), with respect to any holder that would otherwise have received less than a number of shares of New Class A Common Stock determined by the

Debtors in consultation with the Creditors’ Committee, the Disbursing Agent shall not effect such final distribution to such holder(s), such remaining GUC Stock Allocation shall revert to Reorganized Patriot Coal, and such holder(s) shall receive its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration allocable to such Claim on or as soon as reasonably practicable after the Final Distribution Date.

(f)         Convenience Class Claims (Class 1F)

(i)               Except to the extent that the applicable Creditor agrees to less favorable treatment, each holder of an Allowed Convenience Class Claim against Patriot Coal shall receive, on or as soon as reasonably practicable after the later of (A) the Initial Distribution Date (for Claims Allowed as of the Effective Date) and (B) the Distribution Date that is at least 20 calendar days after such Convenience Class Claim becomes an Allowed Convenience Class Claim, in full satisfaction, release and discharge of and in exchange for such Claim, its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration.

(ii)               Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), on any Interim Distribution Date upon which an Adjustment Distribution of Cash is to be distributed, the Disbursing Agent shall effect a distribution, so that each holder of an Allowed Claim that has received Convenience Class Consideration under the Plan shall have received, after giving effect to all prior distributions made to such Allowed Claim under the Plan, its Ratable Share of Patriot Coal’s Debtor Allocation of Convenience Class Consideration allocable to such Claim on or as soon as reasonably practicable after such Interim Distribution Date.

(iii)               If any Cash remains in the Disputed Claims Reserve after all Disputed Convenience Class Claims (and all Disputed General Unsecured Claims that will or are expected to receive (as reasonably determined by the Disbursing Agent) Convenience Class Consideration in accordance with Article III of the Plan, if any) have become either Allowed Claims or Disallowed Claims and all distributions required pursuant to Section 8.4(c) of the Plan have been made, the Disbursing Agent shall effect a final distribution, so that each holder of an Allowed Claim that received Convenience Class Consideration under the Plan shall have received, after giving effect to all prior distributions made to such Allowed Claims under the Plan, its Ratable Share of Patriot Coal’s Debtor Allocation of the Convenience Class Consideration allocable to such Claim on or as soon as reasonably practicable after the Final Distribution Date.

(g)         Section 510(b) Claims (Class 1G)

The holders of Section 510(b) Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan.  All Section 510(b) Claims shall be cancelled and extinguished.

(h)         Interests in Patriot Coal (Class 1H)

The holders of Interests in Patriot Coal shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan.  All Interests in Patriot Coal shall be cancelled and extinguished.

Section 3.4       Classification and Treatment of Claims Against and Interests in the Subsidiary Debtors (Debtors 2 through 101)

(a)         Other Priority Claims (Classes 2A through 101A)

Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof) with the applicable Reorganized Debtor, each holder of an Allowed Other Priority Claim against any of the Debtors shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, Cash in an amount equal to the Allowed amount of such Claim, or treatment in any other manner so that such Claim shall otherwise be rendered Unimpaired, on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any applicable agreement between the Reorganized Debtors and the holder of such Claim.

(b)         Other Secured Claims (Classes 2B through 101B)

Each holder of an Allowed Other Secured Claim against any of the Debtors shall receive, at the sole option of the applicable Reorganized Debtor, and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, one of the following treatments:  (1) payment in Cash in the amount of such Allowed Other Secured Claim, (2) Reinstatement of the legal, equitable and contractual rights of the holder relating to such Allowed Other Secured Claim, (3) a distribution of the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such Collateral, (4) a distribution of the Collateral securing such Allowed Other Secured Claim without representation or warranty by or recourse against the Debtors or Reorganized Debtors or (5) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code.  If an Other Secured Claim is satisfied under clause (i), (iii), (iv) or (v) above, the Liens securing such Other Secured Claim shall be deemed released without further action by any party.  Each holder of an Allowed Other Secured Claim shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors.

Any distributions made pursuant to this Section 3.4 shall be made on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Debtor and the holder of such Claim.

For convenience of identification, the Plan classifies the Allowed Claims in Classes 2B through 101B (Other Secured Claims) as a single Class as to each Debtor.  However, these Classes are actually a group of subclasses, depending on the Collateral securing each such Allowed Claim.

(c)         Senior Notes Guarantee Claims (Classes 2C-100C)

Each holder of an Allowed Senior Notes Guarantee Claim shall receive the distribution under the Plan described above on account of its Allowed Senior Notes Parent Claim, the amount of which has been determined by giving effect to the guarantees by the Subsidiary Debtors of the Senior Notes.

(d)         General Unsecured Claims (Classes 2D through 101D)

(i)               Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), in full satisfaction, release and discharge of and in exchange for each Allowed General Unsecured Claim against a Subsidiary Debtor, each holder of a General Unsecured Claim against a Subsidiary Debtor that is allowed as of the Effective Date shall receive, on or as soon as reasonably practicable after the Effective Date, (i) if such holder is an Eligible Holder, its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of (1) the GUC Rights and (2) the GUC Stock Allocation, or (ii) if such holder is not an Eligible Holder, its Ratable Share of the Subsidiary Debtor’s Debtor Allocation of the GUC Stock Allocation.  Notwithstanding the foregoing, (i) if such holder certifies that it is not an Eligible Holder, such holder shall receive an additional amount of New Class A Common Stock equal to the value of the Rights that such holder would have received if such holder had certified that it is an Eligible Holder (as such value is determined in accordance with the Disclosure Statement), and the denominator in the definition of Ratable Share shall be increased accordingly such that the aggregate amount of New Class A Common Stock distributed on account of all General Unsecured Claims does not exceed the GUC Stock Allocation; and (ii) if the Debtors determine in their sole discretion that if New Common Stock were distributed to all of the holders of Claims as contemplated by the Plan, Reorganized Patriot Coal would potentially be required to be a reporting company under the Exchange Act or would potentially be required to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), then with respect to any holder that would otherwise have received less than a number of shares of New Common Stock determined by the Debtors, prior to the Effective Date in consultation with the Creditors’ Committee, such holder(s) shall instead receive its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of the Convenience Class Consideration.

(ii)               Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), on any Interim Distribution Date upon which an Adjustment Distribution of GUC Stock Allocation is to be distributed, the Disbursing Agent shall effect a distribution, so that each holder of an Allowed General Unsecured Claim against a Subsidiary Debtor shall have received, after giving effect to all prior distributions made to such Allowed Claim under the Plan, its Ratable Share of the applicable Subsidiary Debtor’s Debtor

Allocation of the GUC Stock Allocation allocable to such Claim on or as soon as reasonably practicable after the Interim Distribution Date; provided, however, that if such distribution to the holders of all such Allowed Claims would cause Reorganized Patriot Coal to be a reporting company under the Exchange Act or have to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), with respect to any holder that would otherwise have received less than a number of shares of New Class A Common Stock determined by the Debtors in consultation with the Creditors’ Committee, the Disbursing Agent shall not effect such distribution to such holder(s), such remaining GUC Stock Allocation shall revert to Reorganized Patriot Coal, and such holder(s) shall receive its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of the Convenience Class Consideration allocable to such Claim on or as soon as reasonably practicable after the Interim Distribution Date.

(iii)               If any GUC Stock Allocation remains in the Disputed Claims Reserve after all Disputed General Unsecured Claims have become either Allowed Claims or Disallowed Claims, and all distributions to holders of General Unsecured Claims required pursuant to Section 8.4(c) of the Plan have been made, the Disbursing Agent shall effect a final distribution, so that each holder of an Allowed General Unsecured Claim against a Subsidiary Debtor shall have received, after giving effect to all prior distributions made to such Allowed Claim under the Plan, its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of the GUC Stock Allocation allocable to such Claim on or as soon as reasonably practicable after the Final Distribution Date; provided, however, that if such final distribution to the holders of all such Allowed Claims would cause Reorganized Patriot Coal to be a reporting company under the Exchange Act or have to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), with respect to any holder that would otherwise have received less than a number of shares of New Class A Common Stock determined by the Debtors in consultation with the Creditors’ Committee, the Disbursing Agent shall not effect such final distribution to such holder(s), such remaining GUC Stock Allocation shall revert to Reorganized Patriot Coal, and such holder(s) shall receive its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of the Convenience Class Consideration allocable to such Claim on or as soon as reasonably practicable after the Final Distribution Date.

(e)         Convenience Class Claims (Class 2E through 101E)

(i)           Except to the extent that the applicable Creditor agrees to less favorable treatment, each holder of an Allowed Convenience Class Claim against a Subsidiary Debtor shall receive, on or as soon as reasonably practicable after the later of (A) the Initial Distribution Date (for Claims Allowed as of the Effective Date) and (B) the Distribution Date that is at least 20 calendar days after such Convenience Class Claim becomes an Allowed Convenience Class Claim, in full satisfaction, release and discharge of and in exchange for such Claim, its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of the Convenience Class Consideration.

(ii)           Except to the extent that the applicable Creditor agrees to less favorable treatment (or as provided in Section 6.2 hereof), on any Interim Distribution Date upon which an Adjustment Distribution of Cash is to be distributed, the Disbursing Agent shall effect a distribution, so that each holder of an Allowed Claim against a Subsidiary Debtor that has received Convenience Class Consideration under the Plan shall have received, after giving effect to all prior distributions made to such Allowed Claim under the Plan, its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of Convenience Class Consideration allocable to such Claim on or as soon as reasonably practicable after such Interim Distribution Date.

(iii)           If any Cash remains in the Disputed Claims Reserve after all Disputed Convenience Class Claims (and all Disputed General Unsecured Claims that will or are expected to receive (as reasonably determined by the Disbursing Agent) Convenience Class Consideration in accordance with Article III of the Plan, if any) have become either Allowed Claims or Disallowed Claims and all distributions required pursuant to Section 8.4(c) of the Plan have been made, the Disbursing Agent shall effect a final distribution, so that each holder of an Allowed Claim against a Subsidiary Debtor that received Convenience Class Consideration under the Plan shall have received, after giving effect to all prior distributions made to such Allowed Claims under the Plan, its Ratable Share of the applicable Subsidiary Debtor’s Debtor Allocation of the Convenience Class Consideration allocable to such Claim on or as soon as reasonably practicable after the Final Distribution Date.

(f)         Section 510(b) Claims (Classes 2F through 101F)

The holders of Section 510(b) Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan.  All Section 510(b) Claims shall be cancelled and extinguished.

(g)         Interests in Subsidiary Debtors (Classes 2G through 101G)

The Interests in the Subsidiary Debtors shall be, in Reorganized Patriot Coal’s sole discretion in consultation with the Backstop Parties, Reinstated or canceled on the Effective Date or as soon thereafter as reasonably practicable.

Section 3.5        Treatment of Intercompany Claims

In accordance with and giving effect to the provisions of section 1124(1) of the Bankruptcy Code, Intercompany Claims are Unimpaired by the Plan.  However, the Debtors retain the right to, in consultation with the Backstop Parties, eliminate or adjust any Intercompany Claims as of the Effective Date by offset, cancellation, contribution or otherwise.  In no event shall Intercompany Claims be allowed as General Unsecured Claims or Convenience Class Claims or entitled to any distribution of Cash, New Common Stock or Rights under the Plan.

ARTICLE 4
Acceptance or Rejection of the Plan

Section 4.1       Voting of Claims

Each holder of a Claim in an Impaired Class as of the Voting Record Date that is entitled to vote on the Plan pursuant to Article 3 of the Plan shall be entitled to vote to accept or reject the Plan as provided in the Approval Order or any other order of the Bankruptcy Court.

Section 4.2       Presumed Acceptance of Plan

Other Priority Claims (Classes 1A through 101A), Other Secured Claims (Classes 1B through 101B) and Interests in Subsidiary Debtors (Classes 2G through 101G) are Unimpaired by the Plan.  Pursuant to section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to have accepted the Plan and the votes of such holders will not be solicited.

Section 4.3       Presumed Rejection of Plan

Section 510(b) Claims (Classes 1G and 2F through 101F) and Interests in Patriot Coal (Class 1F) shall not receive any distribution under the Plan on account of such Claims or Interests.  Pursuant to section 1126(g) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are conclusively presumed to have rejected the Plan and the votes of such holders will not be solicited.

Section 4.4       Acceptance by Impaired Classes

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan.  Senior Notes Claims (Classes 1C and 2C through 100C), Convertible Notes Claims (Class 1D), General Unsecured Claims (Classes 1E and 2D through 101D) and Convenience Class Claims (Classes 1F and 2E through 101E) are Impaired, and the votes of holders of Claims in such Classes will be solicited.  If holders of Claims in a particular Impaired Class of Claims were given the opportunity to vote to accept or reject the Plan, but no holders of Claims in such Impaired Class of Claims voted to accept or reject the Plan, then such Class of Claims shall be deemed to have accepted the Plan.

Section 4.5       Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court solely for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan solely for purposes of (i) voting to accept or reject the Plan and (ii) determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 4.6       Consensual Confirmation

Notwithstanding the combination of the separate plans of reorganization of all Debtors in this joint plan of reorganization for purposes of, among other things, economy and efficiency, the Plan shall be deemed a separate chapter 11 plan for each such Debtor.

Section 4.7       Confirmation Pursuant to Sections 1129(a) and 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class or Classes of Claims.  Subject to Article 13 of the Plan, the Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

Section 4.8       Severability; Reservation of Rights

Subject to Article 13 of the Plan, the Debtors reserve the right, after consultation with the Creditors’ Committee, to modify or withdraw the Plan, in its entirety or in part, for any reason, including, without limitation, if the Plan as it applies to any particular Debtor is not confirmed.  In addition, and also subject to Article 13 of the Plan, should the Plan fail to be accepted by the requisite number and amount of Claims and Interests voting, as required to satisfy section 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Debtors reserve the right to reclassify Claims or Interests or otherwise amend, modify or withdraw the Plan in its entirety, in part or as to a particular Debtor.  Without limiting the foregoing, if the Debtors withdraw the Plan as to any particular Debtor because the Plan as to such Debtor fails to be accepted by the requisite number and amount of Claims voting or due to the Bankruptcy Court, for any reason, denying Plan confirmation as to such Debtor, then at the option of such Debtor, after consultation with the Creditors’ Committee, (a) the Chapter 11 Case for such Debtor may be dismissed or (b) such Debtor’s assets may be sold to another Debtor, such sale to be effective at or before the Effective Date of the Plan for such other Debtor, and the sale price shall be paid to the seller in Cash and shall be in an amount equal to the fair value of such assets as proposed by the Debtors and approved by the Bankruptcy Court.

ARTICLE 5
Implementation of the Plan

Section 5.1       Continued Corporate Existence

Except as otherwise provided in the Plan and subject to the Restructuring Transactions, each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, each with all the powers of a corporation under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

Section 5.2       Section 1145 Exemption

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance and distribution of the New Common Stock shall be exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution or sale of securities, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act.  The offering, issuance and distribution of the Rights Offering Notes and the Rights Offering Warrants will be made pursuant to the exemption set forth in Section 4(2) of the Securities Act or another exemption thereunder.  In addition, any securities contemplated by the Plan and any and all agreements incorporated therein, including the New Common Stock, the Rights Offering Notes and the Rights Offering Warrants (collectively, the “New Securities”), shall be subject to (i) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (ii) the restrictions, if any, on the transferability of such securities and instruments, including those set forth in the New Certificate of Incorporation and the New Stockholders’ Agreement; and (iii) applicable regulatory approval, if any.  The New Securities will be offered, distributed and sold pursuant to the Plan.

Section 5.3       Authorization of New Common Stock

On the Effective Date, the New Certificate of Incorporation shall have provided for [•] shares of authorized New Common Stock, and Reorganized Patriot Coal shall issue or reserve for issuance a sufficient number of shares of New Common Stock to effectuate the issuances of New Common Stock contemplated by the Plan.  The shares of New Common Stock issued in connection with the Plan, including in connection with the consummation of the Rights Offerings, the Backstop Commitment Agreement, or upon exercise of the Rights Offering Warrants or the Management Incentive Plan, shall be authorized without the need for further corporate action or without any further action by any Person, and once issued, shall be duly authorized, validly issued, fully paid and non-assessable.

Any share of New Common Stock issued to a Creditor of any Subsidiary Debtor shall be treated as (a) a contribution of cash by Reorganized Patriot Coal to the applicable Debtor in the amount equal to the fair market value of such New Common Stock, followed by (b) the issuance of New Common Stock by Reorganized Patriot Coal to the applicable Debtor in return for such cash, followed by (c) the transfer of the New Common Stock by the applicable Debtor to the applicable Creditor.

The New Certificate of Incorporation and the New Stockholders’ Agreement will contain restrictions on holders’ ability to transfer New Class A Common Stock and other New Securities designed to ensure that the number of holders of such securities does not exceed the threshold at which Reorganized Patriot Coal would be required to become a reporting company under the Exchange Act.  Among other things, the New Certificate of Incorporation will require notice to Reorganized Patriot Coal of any proposed transfer of New Class A Common Stock or other New

Securities and will restrict such transfer if Reorganized Patriot Coal determines that the transfer would, if effected, result in Reorganized Patriot Coal potentially having 2,000 or more holders of record of New Common Stock or 500 or more non-accredited holders of record of New Common Stock (in each case as determined under the Exchange Act).

Section 5.4       Cancellation of Existing Securities and Related Agreements and the Indentures

On the Effective Date, all rights of any holder of Claims against, or Interests in, the Debtors, including options or warrants to purchase Interests, obligating the Debtors to issue, transfer or sell Interests or any other capital stock of the Debtors shall be cancelled.

Each Indenture shall terminate as of the Effective Date except as necessary to administer the rights, Claims and interests of the applicable Indenture Trustee, and except that such Indenture shall continue in effect to the extent necessary to allow such Indenture Trustee to receive distributions under the Plan and to redistribute them under such Indenture.  Each Indenture Trustee shall be relieved of all further duties and responsibilities related to the applicable Indenture, except with respect to the distributions required to be made to such Indenture Trustee under the Plan or with respect to such other rights of such Indenture Trustee that, pursuant to such Indenture, survive the termination of such Indenture.  Termination of the Indentures shall not impair the rights of each Indenture Trustee to enforce its Charging Lien against property that would otherwise be distributed to holders of the Existing Notes.  Subsequent to the performance by each Indenture Trustee of its obligations pursuant to the Plan, such Indenture Trustee and its agents shall be relieved of all further duties and responsibilities related to the applicable Indenture.

Section 5.5       Hart-Scott-Rodino Compliance

Any shares of New Common Stock and any Rights to be distributed under the Plan to any Person or Entity required to file a Notification and Report Form under the Hart-Scott-Rodino Act shall not be distributed until the notification and waiting periods applicable (if any) under such Act to such Person or Entity shall have expired or been terminated.

Section 5.6       Settlements

(a)         UMWA Settlement

The Plan implements and incorporates by reference the UMWA Settlement, including, without limitation, the discharge, exculpation and release provisions contained therein, which provisions are integral to and not severable from the Plan.  Upon the Effective Date, pursuant to the VFA, the UMWA VEBA shall receive the UMWA Stock Allocation and such other consideration that is contemplated by the VFA to be provided to the UMWA VEBA on the Effective Date.

(b)         Non-Union Retiree Settlement

The Plan implements and incorporates by reference the Non-Union Retiree Settlement Order, including, without limitation, the discharge, exculpation and release provisions contained therein and approved by the UMWA Settlement Order, which provisions are integral to and not severable from the Plan.  Upon the Effective Date, pursuant to the Non-Union Retiree Settlement Order, the Non-Union Retiree VEBA shall receive $3.75 million in Cash.

(c)         Arch Settlement

The Arch Settlement shall become effective on the Effective Date.  The Plan implements and incorporates by reference the Arch Settlement, including, without limitation, the discharge, exculpation and release provisions contained therein and approved by the Arch Settlement Order, which provisions are integral to and not severable from the Plan.  Notwithstanding anything to the contrary herein, nothing in the Plan or Confirmation Order shall limit or impair any relief granted to Arch pursuant to the Arch Settlement or the Arch Settlement Order.

(d)         Peabody Settlement

The Peabody Settlement shall become effective in accordance with its terms.  The Plan implements and incorporates by reference the Peabody Settlement, including, without limitation, the discharge, exculpation and release provisions contained therein and approved by the Peabody Approval Order, which provisions are integral to and not severable from the Plan.  Notwithstanding anything to the contrary herein, nothing in the Plan or Confirmation Order shall limit or impair any relief granted to Peabody pursuant to the Peabody Settlement or the Peabody Settlement Order.

Section 5.7       Financing and Restructuring Transactions

(a)         Rights Offerings

The Debtors will implement the Rights Offerings in accordance with the Backstop Commitment Agreement and the Rights Offerings Procedures.

The Rights Offerings shall be open to Eligible Holders as of the Rights Offerings Record Date in the following percentages: (i) 92.3% to holders of Senior Notes Claims and (ii) 7.7%, in the aggregate, to holders of Convertible Notes Claims and holders of General Unsecured Claims.

The Backstop Parties shall be offered Rights to purchase up to 40% of the Rights Offering Notes and 40% of the Rights Offering Warrants for an aggregate combined subscription price of $100,000,010.  Any remaining Rights shall be allocated to the Eligible Holders in the proportions set forth in the immediately preceding paragraphs, as applicable.

To the extent that any Unsubscribed Rights after allocated to the holders of Senior Notes Claims, Convertible Notes Claims or General Unsecured Claims are not exercised, 60% of such Unsubscribed Rights shall be allocated to such holders that have subscribed for additional Rights, in the following percentages: (i) 92.3% to holders of Senior Notes Claims and (ii) 7.7%, in the aggregate, to holders of Convertible Notes Claims and holders of General Unsecured

Claims, and the remaining 40% of such Unsubscribed Rights shall be allocated to the Backstop Parties that have subscribed for additional Rights, with any remaining Rights offered to the foregoing parties in such proportions until all Unsubscribed Rights have been exercised.

The Backstop Parties have agreed to purchase, with respect to Knighthead, on a joint and several basis, and, with respect to the other Backstop Parties, on a several but not joint basis, the Backstop Allocation and the Unsubscribed Rights up to an aggregate principal amount of $250,000,025 subject to and in accordance with the terms of the Backstop Commitment Agreement; provided, however, that the Backstop Parties may direct the Reorganized Debtors to issue a portion of the Rights Offering Notes and the Rights Offering Warrants that are not purchased to one or more third parties who are Eligible Holders approved by the Backstop Parties.  Any Rights Offering Notes to be issued to a Backstop Party shall be issued to such Backstop Party’s respective funds designated by them; provided, further, that each such fund certifies that it is an Eligible Holder (or would be an Eligible Holder if such fund were a holder of an Allowed Claim).  Any Rights Offering Warrants to be issued to a Backstop Party shall be issued to one or more Eligible Affiliates of such Backstop Party.

Notwithstanding anything to the contrary in the Plan, in the event the amount of holders of Claims that subscribe to the Rights is such that, if the Rights Offering Warrants were exercised, Reorganized Patriot Coal would potentially be required to be a reporting company under the Exchange Act or would potentially be required to be registered on any public exchange, the Debtors shall be authorized to decline to permit the subscription for Rights by holders of Claims subscribing for the lowest amount of Rights to the extent necessary to avoid Reorganized Patriot Coal being potentially required to be a reporting company under the Exchange Act or being potentially required to be registered on any public exchange (assuming, for these purposes, the exercise of the Rights Offering Warrants).

As set forth in the Backstop Commitment Agreement, the Backstop Parties shall have consent rights over, among other things, (i) the VFA (ii) the Exit Credit Facilities Documents, including the material financial terms of and definitive documentation for the Exit Credit Facilities; (iii) the Registration Rights Agreement; (iii) the organizational documents of the Reorganized Debtors, including the New Certificate of Incorporation, New Bylaws, and New Stockholders Agreement; (iv) the Plan Documents; and (v) the Rights Offerings Procedures, in each case, as set forth in the Backstop Commitment Agreement.

(b)         Exit Credit Facilities

On or before the Effective Date, Reorganized Patriot Coal shall enter into the Exit Credit Facilities, and, subject to the repayment of the DIP Facility Claims in accordance with Section 2.1 hereof, grant all liens and security interests provided for thereunder.  The applicable Reorganized Debtors that are the guarantors under the Exit Credit Facilities shall issue the guarantees, Liens and security interests as provided thereunder.  The Exit Credit Facilities shall be on terms and conditions substantially as set forth in the Plan Supplement.

(c)         Restructuring Transactions

On or after the Effective Date, including after the cancellation and discharge of all Claims pursuant to the Plan and before the issuance of the New Common Stock, the Reorganized Debtors may engage in or take such actions as may be necessary or appropriate to effect corporate restructurings of their respective businesses, including actions necessary to simplify, reorganize and rationalize the overall reorganized organizational structure of the Reorganized Debtors (together, the “Restructuring Transactions”).  The Restructuring Transactions may include (a) dissolving companies or creating new companies (including limited liability companies), (b) merging, dissolving, transferring assets or otherwise consolidating any of the Debtors in furtherance of the Plan, or engaging in any other transaction in furtherance of the Plan, (c) filing appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (d) any other action reasonably necessary or appropriate in connection with such organizational restructurings.  In each case in which the surviving, resulting or acquiring Entity in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring Entity will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, including with respect to the DIP Agents and the DIP Lenders, and paying or otherwise satisfying the Allowed Claims to be paid by such Reorganized Debtor.  Implementation of any Restructuring Transactions shall not affect any performance obligations, distributions, discharges, exculpations, releases or injunctions set forth in the Plan.

Section 5.8       Voting Trust(s)

On or before the Effective Date, the Voting Trust Agreement(s) shall be executed, and all other necessary steps shall be taken to establish the Voting Trust.

On the Effective Date, (a) the shares of New Class B Common Stock designated to be transferred to a Voting Trust(s) shall be transferred (and be deemed transferred) to the Voting Trust(s) without the need for any person or Entity to take any further action or obtain any approval.  Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax.  Upon the foregoing transfers to the Voting Trust, the Debtors and the Reorganized Debtors shall have no further liability or obligation relating to the Voting Trust.  In no event shall the Debtors or the Reorganized Debtors have or be deemed to have any fiduciary or other duty to the Voting Trust, nor any responsibilities for administering the Voting Trust.

The Voting Trustee(s) shall govern the Voting Trust(s) in accordance with the Voting Trust Agreement(s) and shall be appointed permanently.  The duty of the Voting Trustee(s) shall be to vote the shares of the New Class B Common Stock held in trust so as to maximize the enterprise value of the Reorganized Debtors.

The Voting Trust Beneficiaries shall be one or more parties to be determined; provided that Knighthead may not be a direct or indirect beneficiary of a Voting Trust; provided, further, that the UMWA will be the beneficiary of the economic value of any shares of New Class B Common Stock issued to the Voting Trust on the Effective Date in respect of any Claims held by

Knighthead.  Additionally, the holders of Allowed Senior Notes Claims may elect to cause the shares of New Common Stock issued to such holders pursuant to the Plan to be issued to a Voting Trust, which New Common Stock shall be Class B Common Stock in lieu of Class A Common Stock otherwise issuable in respect of their Allowed Senior Notes Claims.

ARTICLE 6
Provisions Governing Distributions

Section 6.1       Disbursing Agent

The Disbursing Agent shall make all distributions required under the Plan, except as to a Creditor whose distribution is to be administered by a Servicer, which distributions shall be deposited with the appropriate Servicer for distribution to Creditors in accordance with the provisions of the Plan and the terms of the governing agreement.  Distributions on account of such Claims shall be deemed complete upon delivery to the appropriate Servicer; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with such Servicer’s cooperation, shall make such distributions to the extent reasonably practicable to do so.  The applicable DIP Agent and the applicable Indenture Trustee will be considered Servicers for the DIP Facility Claims, the Senior Notes Claims and the Convertible Notes Claims, as applicable.

Notwithstanding anything to the contrary herein, all distributions related to or on account of the Existing Notes shall be made to the applicable Indenture Trustee and further distributions on account of such Claims by such Indenture Trustee shall be accomplished in accordance with the applicable Indenture and, if applicable, the policies and procedures of DTC.  Each Indenture Trustee shall administer such distributions in accordance with the Plan and the applicable Indenture.  Neither Indenture Trustee shall be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions.  Any and all distributions on account of the Existing Notes shall be subject to the terms and conditions of the applicable Indenture, including any Charging Lien.

The Reorganized Debtors shall be authorized, without further Bankruptcy Court approval, but not directed to, reimburse any Servicer for its reasonable, documented, actual and customary out-of-pocket expenses incurred in providing postpetition services directly related to distributions pursuant to the Plan.  These reimbursements must be made, with respect to First Out DIP Facility Claims, in accordance with Section 12.04 of the First Out DIP Facility, with respect to Second Out DIP Facility Claims, in accordance with Section 10.04 of the Second Out DIP Facility, and otherwise on terms agreed to between the Reorganized Debtors and the applicable Servicer.

Section 6.2       Timing and Delivery of Distributions

(a)         Timing

Subject to any reserves or holdbacks established pursuant to the Plan, and taking into account the matters discussed in Section 6.3 of the Plan, on the appropriate Distribution Date or as soon as practicable thereafter, holders of Allowed Claims against the Debtors shall receive the distributions provided for Allowed Claims in the applicable Classes as of such date.

If and to the extent there are Disputed Claims as of the Effective Date, distributions on account of such Disputed Claims (which will only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in the Plan on or as soon as reasonably practicable after the next Distribution Date that is at least 20 calendar days after each such Claim is Allowed; provided, however, that distributions on account of the Claims set forth in Article 3 of the Plan shall be made as set forth therein and Professional Fee Claims shall be made as soon as reasonably practicable after such Claims are Allowed or as provided in any other applicable Order.  Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Final Distribution Date.

(b)         De Minimis Distributions

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor the Disbursing Agent shall have any obligation to make any distributions under the Plan with a value of less than $[•], unless a written request therefor is received by the Disbursing Agent from the relevant recipient at the addresses set forth in Section 15.13 hereof within 120 days after the later of the (a) Effective Date and (b) the date such Claim becomes an Allowed Claim.  De minimis distributions for which no such request is timely received shall revert to Reorganized Patriot Coal.  Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor any  Disbursing Agent shall have any obligation to make a particular distribution to a specific holder of an Allowed Claim if (i) such Allowed Claim has an economic value less than $[•] and (ii) such holder is also the holder of a Disputed Claim.

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor any Disbursing Agent shall have any obligation to make any distributions on any Interim Distribution Date unless the sum of all distributions authorized to be made to all holders of Allowed Claims on such Interim Distribution Date exceeds $[•].

Notwithstanding any other provision of the Plan, none of the Reorganized Debtors, any Servicer nor any Disbursing Agent shall have any obligation to make any distributions described in Section 3.3 and Section 3.4 hereof on any Interim Distribution Date unless the sum of all distributions to be made to all holders of Allowed Claims on such Interim Distribution Date under Section 3.3 and Section 3.4 hereof exceeds $[•].

(c)         Fractional Shares

Notwithstanding any other provision of the Plan, no fractional shares of New Common Stock shall be distributed; provided, however, that (i) any fractional shares of New Common Stock shall be rounded down to the next whole number or zero, as applicable and (ii) any fractional shares of New Common Stock shall be rounded up or down to the next whole number or zero, as applicable (with one-half being closer to the next lower whole number for this purpose).  No consideration shall be provided in lieu of fractional shares that are rounded down.

(d)         Delivery of Distributions – Allowed Claims

As to all holders of Allowed Claims, distributions shall only be made to the record holders of such Allowed Claims as of the Distribution Record Date; provided, that any Eligible Holder who is otherwise entitled to receive Rights in accordance with the terms of the Plan may designate an Eligible Affiliate to receive such Rights and such Eligible Affiliate may exercise such Notes Rights or Warrant Rights in accordance with the Rights Offerings Procedures.  On the Distribution Record Date, at the close of business for the relevant register, all registers maintained by the Debtors, Reorganized Debtors, Servicers, the Disbursing Agent, the Indenture Trustees and each of the foregoing’s respective agents, successors and assigns shall be deemed closed for purposes of determining whether a holder of such a Claim is a record holder entitled to distributions under the Plan.  The Debtors, Reorganized Debtors, Servicers, Disbursing Agent, Indenture Trustees and all of their respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising from the Plan (or for any other purpose), any Claims that are transferred after the Distribution Record Date.  Instead, they shall be entitled to recognize only those record holders set forth in the registers as of the Distribution Record Date, irrespective of the number of distributions made under the Plan or the date of such distributions.  Furthermore, if a Claim is transferred 20 or fewer calendar days before the Distribution Record Date, the Disbursing Agent or Indenture Trustee, as applicable, shall make distributions to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

If any dispute arises as to the identity of a holder of an Allowed Claim that is entitled to receive a distribution pursuant to the Plan, the applicable Disbursing Agent, Servicer or Indenture Trustee may, in lieu of making such distribution to such person, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

Subject to Bankruptcy Rule 9010, a distribution to a holder of an Allowed Claim may be made by the applicable Disbursing Agent or Indenture Trustee, in each case, in its sole discretion:  (i) to the address set forth on the first page of the Proof of Claim filed by such holder (or at the last known address of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address), (ii) to the address set forth in any written notice of an address change delivered to the Disbursing Agent after the date of any related Proof of Claim, (iii) to the address set forth on the Schedules filed with the Bankruptcy Court, if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of an address change, (iv) in the case of a holder whose Claim is governed by an agreement and administered by a Servicer, to the address contained in the official records of such Servicer or (v) to the address of any counsel that has appeared in the Chapter 11 Cases on such holder’s behalf.

(e)         Delivery of Distributions – Allowed Claims Relating to Existing Notes; Surrender of Cancelled Instruments or Securities

Subject to the provisions of Section 5.4 of the Plan, as to holders of Allowed Claims relating to the Existing Notes and as a condition to receive any distribution:

(i)           As to any holder of an Allowed Claim relating to an Existing Note, other than securities evidenced by electronic book entry in the facilities of DTC or certificated securities in global form held in the name of [•] as nominee for DTC and in the custody of [•], DTC or the Indenture Trustees, such holder shall surrender such Existing Note to the applicable Indenture Trustee in accordance with written instructions provided by such Indenture Trustee in a letter of transmittal, and such Existing Note shall be cancelled.  No distribution of property hereunder shall be made to or on behalf of any holder of an Allowed Claim relating to an Existing Note unless and until such Existing Note is received by the Disbursing Agent or the appropriate Servicer.  In the event of the loss, theft or destruction of an Existing Note, the unavailability of such Existing Note must be reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer, including by executing and delivering (x) an affidavit of loss setting forth the unavailability of the Existing Note, as applicable, reasonably satisfactory to the Disbursing Agent or the respective Servicer and (y) such additional security or indemnity as may be reasonably required.  A distribution to a holder of an Allowed Claim relating to an Existing Note may be made by the Disbursing Agent, in its sole discretion: (x) to the address of the holder thereof or (y) to the address indicated in any letter of transmittal submitted to the Servicer by a holder; provided, however, that any shares of New Class A Common Stock otherwise distributable to Knighthead in respect of its Allowed Senior Notes Claim shall be issued directly to one or more Voting Trusts in the form of New Class B Common Stock.

(ii)           As to any holder of an Allowed Claim relating to an Existing Note that is held in the name of, or by a nominee of, DTC, the Debtors and the Reorganized Debtors shall seek the cooperation of DTC to provide appropriate instructions to the applicable Indenture Trustee and such distribution shall be made through a mandatory and/or voluntary exchange on or as soon as practicable after the Effective Date.

Any holder of an Allowed Claim relating to an Existing Note who fails to surrender such Existing Note in accordance with this Section 6.2(e) within one year after the Effective Date shall be deemed to have forfeited all rights and Claims in respect of such Existing Note and shall not participate in any distribution hereunder, and all property relating to such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat laws to the contrary.

Section 6.3       Manner of Payment under Plan

(a)         All Cash distributions to be made hereunder to the DIP Agents on account of the DIP Facility Claims shall be made by wire transfer.  With respect to any other Cash payment to be made hereunder, at the Disbursing Agent’s option, any such payment may be made by check, wire transfer or any other customary payment method.

(b)         The Disbursing Agent shall distribute New Common Stock, Rights or Cash as required under the Plan.  Where the applicable Reorganized Debtor is a Reorganized Subsidiary Debtor, Reorganized Patriot Coal shall be deemed to have made a direct capital contribution to the applicable Reorganized Subsidiary Debtor of an amount of Cash to be distributed to the Creditors of such Reorganized Debtor, but only at such time as, and to the extent that, such amounts are actually distributed to holders of Allowed Claims.  Any distributions by the Disbursing Agent of New Common Stock, Rights or Cash that revert to Reorganized Patriot Coal or are otherwise cancelled (such as to the extent any distributions have not been claimed within one year) shall revest solely in Reorganized Patriot Coal and no other Reorganized Debtor shall have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

(c)         Allocation of Plan Distributions Between Principal and Interest

To the extent that any unsecured Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

(d)         Compliance Matters

In connection with the Plan, each Debtor, each Reorganized Debtor and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, each Debtor, each Reorganized Debtor and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms the Debtors or the Reorganized Debtors, as applicable, believe are reasonable and appropriate.  For tax purposes, distributions received with respect to Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

The Debtors, the Reorganized Debtors and the Disbursing Agent, as applicable, reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances.

(e)         Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m., mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on the day after the Petition Date.

Section 6.4       Undeliverable or Non-Negotiated Distributions

If any distribution is returned as undeliverable, no further distributions to such Creditor shall be made unless and until the Disbursing Agent or appropriate Servicer is notified in writing of such holder’s then-current address, at which time any undelivered distribution shall be made to such holder without interest or dividends.  Undeliverable distributions shall be returned to Reorganized Patriot Coal until such distributions are claimed.  All undeliverable distributions under the Plan that remain unclaimed for one year after attempted distribution shall indefeasibly revert to Reorganized Patriot Coal.  Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within 120 calendar days from and after the date of issuance thereof.  Requests for reissuance of any check must be made directly and in writing to the Disbursing Agent by the holder of the relevant Allowed Claim within the 120-calendar-day period.  After such date, the relevant Allowed Claim (and any Claim for reissuance of the original check) shall be automatically discharged and forever barred, and such funds shall revert to Reorganized Patriot Coal, notwithstanding any federal or state escheat laws to the contrary.

Section 6.5       Claims Paid or Payable by Third Parties

(a)         Claims Paid by Third Parties

To the extent a Creditor receives a distribution on account of a Claim and also receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Creditor shall, within 30 calendar days of receipt thereof, repay and/or return the distribution to the applicable Reorganized Debtor, to the extent the Creditor’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such distribution under the Plan.

A Claim may be adjusted or expunged on the official claims register, without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the Creditor receives payment in full or in part on account of such Claim; provided, however, that to the extent the non-Debtor party making the payment is subrogated to the Creditor’s Claim, the non-Debtor party shall have a 30-calendar-day grace period following payment in full to notify the Claims Agent of such subrogation rights.

(b)         Claims Payable by Third Parties

To the extent that one or more of the Debtors’ insurers agrees (or if and to the extent any such insurer is required by a court or other tribunal of competent jurisdiction) to satisfy any Claim, then immediately upon such court or other tribunal determination or insurers’ agreement, such Claim may be expunged (to the extent of any agreed-upon or determined satisfaction) on the official claims register without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE 7
Filing of Administrative Claims

Section 7.1      Professional Fee Claims

(a)         Final Fee Applications

All final requests for payment of Professional Fee Claims must be filed with the Bankruptcy Court by the date that is 60 calendar days after the Confirmation Date.  Such requests shall be filed with the Bankruptcy Court and served as required by the Case Management Order; provided that if any Professional is unable to file its own request with the Bankruptcy Court, such Professional may deliver an original, executed copy and an electronic copy to the Debtors’ attorneys and the Reorganized Debtors at least three Business Days before the deadline, and the Debtors’ attorneys shall file such request with the Bankruptcy Court.  The objection deadline relating to the final requests shall be 4:00 p.m. (prevailing Central Time) on the date that is 15 calendar days after the filing deadline.  If no objections are timely filed and properly served in accordance with the Case Management Order as to a given request, or all timely objections are subsequently resolved, such Professional shall submit to the Bankruptcy Court for consideration a proposed order approving the Professional Fee Claim as an Allowed Administrative Claim in the amount requested (or otherwise agreed), and the order may be entered without a hearing or further notice to any party.  The Allowed amounts of any Professional Fee Claims subject to unresolved timely objections shall be determined by the Bankruptcy Court at a hearing to be held no later than 30 calendar days after the objection deadline.  Distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such Claims become Allowed or in accordance with any other applicable Order.

(b)         Payment of Interim Amounts

Professionals shall be paid pursuant to the “Monthly Statement” process set forth in the Interim Compensation Order with respect to all calendar months ending before the Confirmation Date.

(c)         Post-Confirmation Date Fees

Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors may employ and pay all Professionals and may pay the reasonable and documented fees and expenses of each of the DIP Agents’ professionals in accordance with the DIP Documents and the DIP Order in the ordinary course of business (including for the month in which the Confirmation Date occurred) without any further notice to, action by or order or approval of the Bankruptcy Court or any other party.

Section 7.2       Other Administrative Claims

(a)         A notice setting forth the Other Administrative Claim Bar Date will be (i) filed on the Bankruptcy Court’s docket and (ii) posted on the Debtors’ Case Information Website.  No other notice of the Other Administrative Claim Bar Date will be provided.

(b)         All requests for payment of Other Administrative Claims that accrued on or before the Effective Date (other than Professional Fee Claims, which are subject to the provisions of Section 7.1 of the Plan) must be filed with the Claims Agent and served on counsel for the Debtors and Reorganized Debtors by the Other Administrative Claim Bar Date.  Any requests for payment of Other Administrative Claims pursuant to this Section 7.2 that are not properly filed and served by the Other Administrative Claim Bar Date shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Bankruptcy Court.

(c)         The Reorganized Debtors, in their sole discretion, shall have exclusive authority to settle Other Administrative Claims without further Bankruptcy Court approval.

(d)         Unless the Debtors or the Reorganized Debtors object to a timely filed and properly served Other Administrative Claim by the Claims Objection Deadline, such Other Administrative Claim shall be deemed allowed in the amount requested.  If the Debtors or the Reorganized Debtors object to an Other Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Other Administrative Claim should be allowed and, if so, in what amount.

(e)         Notwithstanding the foregoing, requests for payment of Other Administrative Claims need not be filed for Other Administrative Claims that (i) are for goods or services provided to the Debtors in the ordinary course of business, (ii) previously have been Allowed by

Final Order of the Bankruptcy Court, (iii) are for Cure amounts, (iv) are on account of postpetition taxes (including any related penalties or interest) owed by the Debtors or the Reorganized Debtors to any governmental unit (as defined in section 101(27) of the Bankruptcy Code) or (v) the Debtors or Reorganized Debtors have otherwise agreed in writing do not require such a filing.

ARTICLE 8
Disputed Claims

Section 8.1       Objections to Claims

(a)         After the Effective Date, the Reorganized Debtors shall have the sole authority to object to all Claims; provided, however, that the Reorganized Debtors shall not be entitled to object to any Claim that has been expressly allowed by Final Order or under the Plan.  Any objections to Claims filed by the Reorganized Debtors shall be filed on the Bankruptcy Court’s docket on or before the Claims Objection Deadline.

(b)         Claims objections filed before, on or after the Effective Date shall be filed, served and administered in accordance with the Claims Objection Procedures Order, which shall remain in full force and effect; provided, however, that, on and after the Effective Date, filings and notices related to the Claims Objection Procedures Order need only be served on the relevant claimants and otherwise as required by the Case Management Order.

Section 8.2       Resolution of Disputed Claims

On and after the Effective Date, the Reorganized Debtors shall have the sole authority to litigate, compromise, settle, otherwise resolve or withdraw any objections to all Claims and to compromise and settle any Claims without notice to or approval by the Bankruptcy Court or any other party.

Section 8.3       Estimation of Claims and Interests

The Debtors or Reorganized Debtors may, in their sole discretion, after consultation with the Creditors’ Committee (if prior to the Effective Date) determine, resolve and otherwise adjudicate all Contingent Claims, Unliquidated Claims and Disputed Claims in the Bankruptcy Court or such other court of the Debtors’ or Reorganized Debtors’ choice having jurisdiction over the validity, nature or amount thereof.  The Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any of the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection.  The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  If the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, that estimated amount shall constitute the maximum limitation on such

Claim and the Debtors or the Reorganized Debtors may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided, however, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless the holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

Section 8.4       Payments and Distributions for Disputed Claims

(a)         No Distributions Pending Allowance

Notwithstanding any other provision in the Plan, no payments or distributions shall be made for a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

(b)         Disputed Claims Reserve

(i)               On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall hold in reserve (the “Disputed Claims Reserve”) the amount of New Class A Common Stock and/or Cash that the Reorganized Debtors determine, in consultation with the Creditors’ Committee, would likely have been distributed to the Holders of all Disputed Claims as if such Disputed Claims had been Allowed on the Effective Date, with the amount of such Allowed Claims to be determined, solely for the purposes of establishing reserves and for maximum distribution purposes, to be the lesser of (a) the asserted amount of the Disputed Claim filed with the Bankruptcy Court as set forth in the non-duplicative Proof of Claim, or (if no proof of such Claim was filed) listed by the Debtors in the Schedules, (b) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or ordered by other order of the Bankruptcy Court, or (c) the amount otherwise agreed to by the Debtors or the Reorganized Debtors, as applicable, in consultation with the Backstop Parties, and the Holder of such Disputed Claim for distribution purposes.  With respect to all Disputed Claims that are General Unsecured Claims or Convenience Class Claims and are unliquidated or contingent and for which no dollar amount is asserted on a Proof of Claim, the Debtors will reserve an aggregate number of shares of New Class A Common Stock or Cash adjusted from time to time equal to the amount reasonably determined by the Reorganized Debtors.

(ii)               The Disbursing Agent may, at the direction of the Debtors or the Reorganized Debtors, adjust the Disputed Claims Reserve to reflect all earnings thereon (net of any expenses relating thereto, such expenses including any taxes imposed thereon or otherwise payable by the reserve), to be distributed on the Distribution Dates, as required by the Plan. The Disbursing Agent shall hold in the Disputed Claims Reserve all dividends, payments and other distributions made on account of, as well as any obligations arising from, the property held in the Disputed Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise.  The taxes imposed on the Disputed Claims Reserve (if any) shall be paid by the Disbursing Agent from the property held in the Disputed Claims Reserve, and the Reorganized Debtors shall have no liability for such taxes.

(iii)               After any reasonable determination by the Reorganized Debtors that the Disputed Claims Reserve should be adjusted downward in accordance with Section 8.4(b)(i) of the Plan, the Disbursing Agent shall, at the direction of the Debtors or the Reorganized Debtors, effect a distribution in the amount of such adjustment as required by the Plan (an “Adjustment Distribution”), and any date of such distribution shall be an Interim Distribution Date.

(iv)               After all Disputed Claims have become either Allowed Claims or Disallowed Claims and all distributions required pursuant to Section 8.4(c) of the Plan have been made, the Disbursing Agent shall, at the direction of the Reorganized Debtors, in the case of Cash, effect a final distribution of the consideration remaining in the Disputed Claims Reserve, and, in the case of New Class A Common Stock, (a) effect a final distribution of such New Class A Common Stock or (b) effect the orderly sale of the shares remaining in the Disputed Claims Reserve (so long as the aggregate market value of such shares does not exceed $[•]) and distribute the actual Cash proceeds, in each case as required by the Plan; provided, however, that, in either (a) or (b) if such final distribution or orderly liquidation would potentially cause Reorganized Patriot Coal to be a reporting company under the Exchange Act or potentially have to be registered on any public exchange (assuming, for these purposes, that all of the Rights Offering Warrants were exercised), the Disbursing Agent shall not effect such distribution or sale, and the remaining New Class A Common Stock shall revert to the Reorganized Debtors.

(v)               It is expected that the Disbursing Agent will (A) make an election pursuant to United States Treasury Regulations section 1.468B-9 to treat the Disputed Claims Reserve as a “disputed ownership fund” within the meaning of that section and (B) allocate taxable income or loss to the Disputed Claims Reserve with respect to any taxable year that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are Disputed Claims).  The affected holders of the Disputed Claims shall be bound by such election, if made by the Disbursing Agent.  For federal income tax purposes, absent definitive guidance from the IRS or a contrary determination by a court of competent jurisdiction, the Disbursing Agent shall, to the extent permitted by applicable law, report consistently with the foregoing characterization for state and local income tax purposes.  All affected holders of Disputed Claims shall report, for income tax purposes, consistently with the foregoing.

(c)         Distributions after Allowance

(i)               To the extent that a Disputed Claim, other than a Convenience Class Claim, becomes an Allowed Claim after the Effective Date, the Disbursing Agent will, out of the Disputed Claims Reserve, distribute to the holder thereof the distribution, if any, to which such holder is entitled under the Plan in accordance with Section 6.2(a) of the Plan.  Subject to Section 8.6 of the Plan, all distributions made under this Section 8.4(c)(i) on account of Allowed Claims will be made together with any dividends, payments or other distributions made on account of, as well as any obligations arising from, the distributed property, then held in the Disputed Claims Reserve as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claim holders included in the applicable class under the Plan.

(ii)               To the extent that a Convenience Class Claim becomes an Allowed Claim after the Effective Date, the Disbursing Agent will distribute to the holder thereof the distribution, if any, to which such holder is entitled under the Plan in accordance with Section 6.2(a) and Section 8.6 of the Plan.

Section 8.5             No Amendments to Claims

A Claim may be amended before the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable non-bankruptcy law.  On or after the Confirmation Date, the holder of a Claim (other than an Other Administrative Claim or a Professional Fee Claim) must obtain prior authorization from the Bankruptcy Court or Reorganized Debtors to file or amend a Claim.  Any new or amended Claim (other than Rejection Claims) filed after the Confirmation Date without such prior authorization will not appear on the official claims register and will be deemed disallowed in full and expunged without any action required of the Debtors or the Reorganized Debtors and without the need for any court order.

Section 8.6             No Interest

Other than as provided by section 506(b) of the Bankruptcy Code or as specifically provided for in the Plan, the Confirmation Order or with respect to the DIP Facilities, postpetition interest shall not accrue or be paid on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Claim or Disputed Claim for the period from and after the Effective Date; provided, however, that nothing in this Section 8.6 shall limit any rights of any governmental unit (as defined in section 101(27) of the Bankruptcy Code) to interest under sections 503, 506(b), 1129(a)(9)(A) or 1129(a)(9)(C) of the Bankruptcy Code or as otherwise provided for under applicable law.

ARTICLE 9
Executory Contracts and Unexpired Leases

Section 9.1       Rejection of Executory Contracts and Unexpired Leases

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each executory contract and unexpired lease to which any Debtor is a party shall be deemed automatically rejected by the Debtors effective as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered before the Effective Date, including pursuant to the Arch Settlement Order or the Peabody Settlement Order, (ii) is the subject of a motion to assume or reject pending on the Effective Date, including the Debtors’ Motion for Authorization to (i) Assume or (ii) Reject Unexpired Leases of Nonresidential Real Property filed on Janauary 15, 2013 [ECF No. 1995], (iii) is the subject of an adversary proceeding pending on the Effective Date, including Eastern Royalty LLC f/k/a Eastern Royalty Corp. v. Boone East Development Co., Performance Coal Co., and New River Energy Corp., Adv. Pro. No. 12-04353-659 and Robin Land Company, LLC v. STB Ventures, Inc., Adv. Pro. No. 12-04355-659, (iv) is assumed, rejected or otherwise treated pursuant to Section 9.3 or Section 9.4 of the Plan, (v) is listed on Schedule 9.2(a) or 9.2(b) of the Plan or (vi) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline.  If an executory contract or unexpired lease either (x) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered before the Effective Date or (y) is the subject of a motion to assume or reject pending on the Confirmation Date, then the listing of any such executory contract or unexpired lease on the aforementioned schedules shall be of no effect.

Section 9.2       Schedules of Executory Contracts and Unexpired Leases

(a)         Schedules 9.2(a) and 9.2(b) of the Plan shall be filed by the Debtors as specified in Section 15.6 of the Plan and shall represent the Debtors’ then-current good faith belief regarding the intended treatment of all executory contracts and unexpired leases listed thereon.  The Debtors reserve the right, on or before 3:00 p.m. (prevailing Central Time) on the Business Day immediately before the Confirmation Hearing to (i) amend Schedules 9.2(a) and 9.2(b) to add, delete or reclassify any executory contract or unexpired lease or amend a proposed assignment and (ii) amend the Proposed Cure, in each case as to any executory contract or unexpired lease previously listed as to be assumed; provided, however, that if the Confirmation Hearing is adjourned, such amendment right shall be extended to 3:00 p.m. on the Business Day immediately before the rescheduled or continued Confirmation Hearing, and this proviso shall apply in the case of any and all subsequent adjournments of the Confirmation Hearing; provided, further that (a) for Intercompany Contracts and agreements proposed to be rejected as of the above deadline, the Debtors reserve the right to make amendments at any time before Confirmation and (b) the Debtors may amend Schedules 9.2(a) and 9.2(b) to add, delete or reclassify any executory contracts or unexpired leases or amend proposed assignments after such date to the extent agreed with the relevant counterparties.  Pursuant to sections 365 and 1123 of the Bankruptcy Code, and except for executory contracts and unexpired leases as to which a Treatment Objection is properly filed and served by the Treatment Objection Deadline, (x) each of the executory contracts and unexpired leases listed on Schedule 9.2(a) shall be deemed assumed (and, if applicable, assigned) effective as of the Assumption Effective Date specified thereon and the Proposed Cure specified in the notice mailed to each Assumption Party shall be the Cure and shall be deemed to satisfy fully any obligations the Debtors might have regarding such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code and (y) each of the executory contracts and unexpired leases listed on Schedule 9.2(b) shall be deemed rejected effective as of the Rejection Effective Date specified thereon.

(b)         The Debtors shall file initial versions of Schedules 9.2(a) and 9.2(b) and any amendments thereto with the Bankruptcy Court and shall serve all notices thereof only on the DIP Agents, the Creditors’ Committee and the relevant Assumption Parties and Rejection Parties.  For any executory contract or unexpired lease first listed on Schedule 9.2(b) later than the date that is 10 calendar days before the Voting Deadline, the Debtors shall use their best efforts to notify the DIP Agents, the Creditors’ Committee and the applicable Rejection Party promptly of such proposed treatment via facsimile, email or telephone at any notice address or number included in the relevant executory contract or unexpired lease or as otherwise timely provided in writing to the Debtors by any such counterparty or its counsel.

(c)         For any executory contracts or unexpired leases first listed on Schedule 9.2(b) later than the date that is 10 calendar days before the Voting Deadline, affected Rejection Parties shall have five calendar days from the date of such amendment to Schedule 9.2(b) to object to Confirmation of the Plan.  For any executory contracts or unexpired leases first listed on Schedule 9.2(b) later than the date that is five calendar days before the Confirmation Hearing, affected Rejection Parties shall have until the Confirmation Hearing to object to Confirmation of the Plan.

(d)      The listing of any contract or lease on Schedule 9.2(a) or 9.2(b) is not an admission that such contract or lease is an executory contract or unexpired lease or that any Debtor has any liability thereunder.  The Debtors reserve the right to assert that any of the agreements listed on Schedule 9.2(a) or 9.2(b) are not executory contracts or unexpired leases.

Section 9.3       Categories of Executory Contracts and Unexpired Leases to Be Assumed

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each of the executory contracts and unexpired leases within the following categories shall be deemed assumed as of the Effective Date (and the Proposed Cure for each shall be zero dollars), except for any executory contract or unexpired lease (i) that has been previously assumed or rejected pursuant to an order of the Bankruptcy Court, (ii) that is the subject of a motion to assume or reject pending on the Confirmation Date, (iii) that is listed on Schedule 9.2(a) or 9.2(b), (iv) that is otherwise expressly assumed or rejected pursuant to the terms of the Plan or (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline.

(a)         Customer Programs, Foreign Agreements, Insurance Plans, Intercompany Contracts, Surety Bonds and Workers’ Compensation Plans

Subject to the terms of the first paragraph of this Section 9.3, each Customer Program, Foreign Agreement, Insurance Plan, Intercompany Contract, Surety Bond and Workers’

Compensation Plan shall be deemed assumed effective as of the Effective Date.  Nothing contained in this Section 9.3(a) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Insurance Plans.  Except as provided in the previous sentence, all Proofs of Claim on account of or in respect of any agreement covered by this Section 9.3(a) shall be deemed withdrawn automatically and without any further notice to or action by the Bankruptcy Court.

(b)         Directors and Officers Insurance Policies and Agreements

To the extent that the D&O Liability Insurance Policies issued to, or entered into by, the Debtors prior to the Petition Date constitute executory contracts, notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ unexpired D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the D&O Liability Insurance Policies.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

(c)         Certain Indemnification Obligations

Each Indemnification Obligation to a director, officer, manager or employee who was employed by any of the Debtors in such capacity on the Effective Date or immediately prior thereto shall be deemed assumed effective as of the Effective Date; provided that any Indemnification Obligation contained in an Employee Agreement that is rejected pursuant to Section 9.4 shall also be deemed rejected.  Each Indemnification Obligation that is deemed assumed pursuant to the Plan shall (i) remain in full force and effect, (ii) not be modified, reduced, discharged, impaired or otherwise affected in any way, (iii) be deemed and treated as an executory contract pursuant to sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been filed with respect to such obligations and (iv) survive Unimpaired and unaffected irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

Notwithstanding anything contained in the Plan, the Reorganized Debtors, in their sole discretion, may (but have no obligation to) honor each Indemnification Obligation to a director, officer, manager or employee that was no longer employed by any of the Debtors in such capacity on or after the Petition Date, unless such obligation (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Confirmation Date, (iii) is listed on Schedule 9.2(b) or (iv) is otherwise expressly rejected pursuant to the terms of the Plan or any Notice of Intent to Assume or Reject; provided that, for each such director, officer, manager or employee, the Debtors shall be permitted to honor Indemnification Obligations only to the extent of available coverage under the applicable D&O Liability Insurance Policy (and payable from the proceeds of such D&O Liability Insurance Policies).

Section 9.4       Other Categories of Agreements and Policies

(a)         Employee Agreements

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each Employee Agreement entered into before the Petition Date shall be deemed rejected effective as of the Effective Date, except for any Employee Agreement (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) that is the subject of a motion to assume or reject pending on the Confirmation Date, (iii) that is listed on Schedule 9.2(a) or 9.2(b) of the Plan, (iv) that is otherwise expressly assumed or rejected pursuant to the terms of the Plan or (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline.  The assumption by the Debtors or the Reorganized Debtors or the agreement of the Debtors or the Reorganized Debtors to assume any Employee Agreement will not entitle any Person to any contractual right to any benefit or alleged entitlement under any of the Debtors’ policies, programs or plans, except as to such individual and as expressly set forth in such Employee Agreement.

(b)         Employee Benefits

As of the Effective Date, except for Employee Agreements, and unless specifically listed on Schedule 9.2(a) or 9.2(b) or rejected or otherwise addressed by an order of the Bankruptcy Court (including, without limitation, by virtue of the Debtors having been granted the authority to terminate any such plan, policy, program or agreement or the Bankruptcy Court determining that the Debtors cannot successfully reorganize absent such termination), the Debtors and the Reorganized Debtors, in their sole discretion, may (but have no obligation to) honor, in the ordinary course of business, the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, health care benefits, disability benefits, deferred compensation benefits, travel benefits (including retiree travel benefits), vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the directors, officers and employees of any of the Debtors who served in such capacity at any time.  To the extent that the above-listed contracts, agreements, policies, programs and plans are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless a Treatment Objection is timely filed and properly served, each of them will be deemed assumed (as modified or terminated) as of the Effective Date with a Cure of zero dollars.  However, notwithstanding anything else herein, the assumed plans shall be subject to modification in accordance with the terms thereof at the discretion of the Reorganized Debtors.

Section 9.5       Assumption and Rejection Procedures and Resolution of Treatment Objections

(a)         Proposed Assumptions

(i)               As to any executory contract or unexpired lease to be assumed pursuant to any provision of the Plan or any Notice of Intent to Assume or Reject, unless an Assumption Party files and properly serves a Treatment Objection by the Treatment Objection Deadline, such executory contract or unexpired lease shall be deemed assumed and, if applicable, assigned as of the Assumption Effective Date proposed by the Debtors or Reorganized Debtors, without any further notice to or action by the Bankruptcy Court, and any obligation the Debtors or Reorganized Debtors may have to such Assumption Party with respect to such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code shall be deemed fully satisfied by the Proposed Cure, if any, which shall be the Cure.

(ii)               Any objection to the assumption or assignment of an executory contract or unexpired lease that is not timely filed and properly served shall be denied automatically and with prejudice (without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court), and any Claim relating to such assumption or assignment shall be forever barred from assertion and shall not be enforceable against any Debtor or Reorganized Debtor or their respective Estates or properties without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court, and any obligation the Debtors or the Reorganized Debtors may have under section 365(b) of the Bankruptcy Code (over and above any Proposed Cure) shall be deemed fully satisfied, released and discharged, notwithstanding any amount or information included in the Schedules or any Proof of Claim.

(b)         Proposed Rejections

(i)               As to any executory contract or unexpired lease to be rejected pursuant to any provision of the Plan or any Notice of Intent to Assume or Reject, unless a Rejection Party files and properly serves a Treatment Objection by the Treatment Objection Deadline, such executory contract or unexpired lease shall be deemed rejected as of the Rejection Effective Date proposed by the Debtors or Reorganized Debtors without any further notice to or action by the Bankruptcy Court.

(ii)               Any objection to the rejection of an executory contract or unexpired lease that is not timely filed and properly served shall be deemed denied automatically and with prejudice (without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court).

(c)         Resolution of Treatment Objections

(i)               On and after the Effective Date, the Reorganized Debtors may, in their sole discretion, settle Treatment Objections without any further notice to or action by the Bankruptcy Court or any other party (including by paying any agreed Cure amounts).

(ii)               For each executory contract or unexpired lease as to which a Treatment Objection is timely filed and properly served and that is not otherwise resolved by the parties after a reasonable period of time, the Debtors, in consultation with the Bankruptcy Court, shall schedule a hearing on such Treatment Objection and provide at least 21 calendar days’ notice of such hearing to the relevant Assumption Party or Rejection Party.  Unless the Bankruptcy Court expressly orders or the parties agree otherwise, any assumption or rejection approved by the Bankruptcy Court notwithstanding a Treatment Objection shall be effective as of the Assumption Effective Date or Rejection Effective Date originally proposed by the Debtors or specified in the Plan.

(iii)               Any Cure shall be paid as soon as reasonably practicable following the entry of a Final Order resolving an assumption dispute and/or approving an assumption (and, if applicable, assignment), unless the Debtors or Reorganized Debtors file a Notice of Intent to Assume or Reject under Section 9.5(d).

(iv)               No Cure shall be allowed for a penalty rate or default rate of interest, each to the extent not proper under the Bankruptcy Code or applicable law.

(d)         Reservation of Rights

If a Treatment Objection is filed regarding any executory contract or unexpired lease sought to be assumed or rejected by any of the Reorganized Debtors, the Reorganized Debtors reserve the right (i) to seek to assume or reject such agreement at any time before the assumption, rejection or assignment of, or Cure for, such agreement is determined by Final Order and (ii) to the extent a Final Order is entered resolving a dispute as to Cure or the permissibility of assignment (but not approving the assumption of the executory contract or unexpired lease sought to be assumed), to seek to reject such agreement within 14 calendar days after the date of such Final Order, in each case by filing with the Bankruptcy Court and serving upon the applicable Assumption Party or Rejection Party, as the case may be, a Notice of Intent to Assume or Reject.

Section 9.6       Rejection Claims

Any Rejection Claim must be filed with the Claims Agent by the Rejection Bar Date.  Any Rejection Claim for which a Proof of Claim is not properly filed and served by the Rejection Bar Date shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors or their respective Estates or properties.  The Debtors or the Reorganized Debtors may contest any Rejection Claim in accordance with Section 8.1 of the Plan.

Section 9.7       Assignment

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned pursuant to the Plan shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such transfer or assignment.  To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect.  Any assignment by the Reorganized Debtors of an executory contract or unexpired lease after the Effective Date shall be governed by the terms of the executory contract or unexpired lease and applicable non-bankruptcy law.

Section 9.8       Approval of Assumption, Rejection, Retention or Assignment of Executory Contracts and Unexpired Leases

(a)         Entry of the Confirmation Order by the Bankruptcy Court shall, subject to the occurrence of the Effective Date, constitute approval of the rejections, retentions, assumptions and/or assignments contemplated by the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease that is assumed (and/or assigned) pursuant to the Plan, shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms as of the applicable Assumption Effective Date, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption (and/or assignment), or applicable federal law.

(b)         The provisions (if any) of each executory contract or unexpired lease assumed and/or assigned pursuant to the Plan that are or may be in default shall be deemed satisfied in full by the Cure, or by an agreed-upon waiver of the Cure.  Upon payment in full of the Cure, any and all Proofs of Claim based upon an executory contract or unexpired lease that has been assumed in the Chapter 11 Cases or under the terms of the Plan shall be deemed disallowed and expunged with no further action required of any party or order of the Bankruptcy Court.

(c)         Confirmation of the Plan and consummation of the Restructuring Transactions shall not constitute a change of control under any executory contract or unexpired lease assumed by the Debtors on or prior to the Effective Date.

Section 9.9       Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided by the Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, acquisition or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in remedy related to such premises, unless any of the foregoing agreements has been or is rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of the Plan.

Modifications, amendments, supplements and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (i) do not alter in any way the prepetition nature of the executory contracts and unexpired leases, or the validity, priority or amount of any Claims against the Debtors that may arise under the same, (ii) are not and do not create postpetition contracts or leases, (iii) do not elevate to administrative expense priority any Claims of the counterparties to the executory contracts and unexpired leases against any of the Debtors and (iv) do not entitle any entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition executory contracts or unexpired leases and subsequent modifications, amendments, supplements or restatements.

ARTICLE 10
Provisions Regarding Corporate Governance of the Reorganized Debtors

Section 10.1     Corporate Action

(a)         On and after the Effective Date, the adoption, filing, approval and ratification, as necessary, of all corporate or related actions contemplated hereby for each of the Reorganized Debtors, including the Restructuring Transactions, shall be deemed authorized and approved in all respects.  Without limiting the foregoing, such actions may include:  (i) the adoption and filing of the New Certificate of Incorporation, (ii) the adoption and filing of the Reorganized Subsidiary Debtors’ Certificates of Incorporation, (iii) the approval of the New Bylaws, (iv) the approval of the Reorganized Subsidiary Debtors’ Bylaws, (v) the election or appointment, as the case may be, of directors and officers for the Reorganized Debtors, (vi) the issuance of the Rights Offering Notes, the Rights Offering Warrants and the New Common Stock, (vii) the Restructuring Transactions to be effectuated pursuant to the Plan and (viii) the qualification of any of the Reorganized Debtors as foreign corporations if and wherever the conduct of business by such entities requires such qualification.

(b)         All matters provided for herein involving the corporate structure of any Debtor or any Reorganized Debtor, or any corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder.

(c)         On or after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Section 10.2     Certificates of Incorporation and Bylaws

(a)         The New Certificate of Incorporation and the New Bylaws shall be amended or deemed amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code.  The New Certificate of Incorporation will be amended or deemed amended to, among other purposes, (i) authorize the New Common Stock, (ii) pursuant to section 1123(a)(6) of the Bankruptcy Code, add a provision prohibiting the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code and (iii) add restrictions on holders’ ability to transfer New Common Stock and other New Securities designed to ensure that the number of holders of such securities does not exceed the threshold at which Reorganized Patriot Coal would be required to become a reporting company under the Exchange Act; provided that such restrictions shall no longer be applicable in the event that the Reorganized Patriot Coal makes a public offering of its securities within the meaning of the Securities Act or the Backstop Parties exercise their demand registration rights under the Registration Rights Agreement.  After the Effective Date, the Reorganized Debtors may amend and restate their Certificates of Incorporation, organizational documents or other analogous documents as permitted by applicable law.

(b)         Subject to the Restructuring Transactions, the Reorganized Subsidiary Debtors’ Bylaws in effect before the Effective Date shall remain in effect after the Effective Date.  After the Effective Date, any of the Reorganized Debtors may file amended and restated certificates of incorporation (or other formation documents, if applicable) with the Secretary of State in any appropriate jurisdiction.

Section 10.3           Directors and Officers of the Reorganized Debtors

(a)         Subject to the Restructuring Transactions, on the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of directors of such Reorganized Debtor or other governing body as provided in the applicable governing documents.

(b)         On the Effective Date, the term of the members of the Board shall expire and such members shall be replaced by the New Board.  The classification and composition of the New Board shall be consistent with the New Certificate of Incorporation and the New Bylaws.  In the Plan Supplement, to the extent known, the Debtors will disclose pursuant to section 1129(a)(5) of the Bankruptcy Code, the identity and affiliations of the Persons proposed to serve on the New Board.  The New Board members shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the New Certificate of Incorporation and the New Bylaws.

(c)      Subject to the Restructuring Transactions, and except as specified in the Plan Supplement, the members of the boards of directors of the Subsidiary Debtors before the Effective Date shall continue to serve in their current capacities after the Effective Date.  The classification and composition of the boards of directors of the Reorganized Subsidiary Debtors shall be consistent with the Reorganized Subsidiary Debtors’ Certificates of Incorporation and Reorganized Subsidiary Debtors’ Bylaws.  Each such director shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the relevant Reorganized Debtor’s constituent documents.

(d)      Subject to the Restructuring Transactions and any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, and except as otherwise specified in the Plan Supplement, the principal officers of each Debtor immediately before the Effective Date will be the officers of such Reorganized Debtor as of the Effective Date.  Each such officer shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of such Reorganized Debtor’s constituent documents.

ARTICLE 11
Effect of Confirmation

Section 11.1     Vesting of Assets

Except as otherwise provided herein or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights and privileges related thereto) of each of the Debtors shall vest in each of the respective Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests.  All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order.  Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.

Section 11.2     Release of Liens

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns.  The Reorganized Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.

Section 11.3     Releases and Discharges

The releases and discharges of Claims and Causes of Action described in the Plan, including releases by the Debtors and by holders of Claims, constitute good faith compromises and settlements of the matters covered thereby and are consensual.  Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims, are fair, equitable, reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan.  Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan, including, without limitation, those set forth in the UMWA Settlement, the Non-Union Retiree Settlement Order, the Arch Settlement and the Peabody Settlement, each of which are incorporated herein by reference, (a) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(e) of title 28 of the United States Code, (b) is an essential means of implementing the Plan, (c) is an integral and non-severable element of the transactions incorporated into the Plan, (d) confers material benefit on, and is in the best interests of, the Debtors, their Estates and their Creditors, (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, (f) is fair, equitable and reasonable and in exchange for good and valuable consideration and (g) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.  Nothing in the Plan shall be deemed to impair, extinguish or negatively impact any Charging Lien.

Section 11.4     Discharge and Injunction

(a)         Except as otherwise specifically provided in the Plan, the Confirmation Order, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and shall terminate all Interests of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as otherwise specifically provided in the Plan, the Confirmation Order, the UMWA

Settlement, the Arch Settlement or the Peabody Settlement, upon the Effective Date, all existing Claims against the Debtors and Interests in the Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Interests (and all representatives, trustees or agents on behalf of each holder) shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a Proof of Claim and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of and Interests in the Debtors, subject to the occurrence of the Effective Date.

(b)         Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise specifically provided in the Plan, the Confirmation Order, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, each holder (as well as any representatives, trustees or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against, or terminated Interest in, the Debtors.

(c)         Except as otherwise specifically provided in the Plan, the Confirmation Order, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, all persons or entities who have held, hold or may hold Claims or Interests and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including, without limitation, a Section 510(b) Claim) or Interest against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to the Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors other than to enforce any right to a distribution pursuant to the Plan or (iv) asserting any right of set-off, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Interest.  Such injunction shall extend to any successors or assignees of the

Debtors and Reorganized Debtors and their respective properties and interest in properties.

(d)         Nothing in the Plan or the Confirmation Order releases, discharges, precludes or enjoins the enforcement of any liability to a governmental unit (as defined in section 101(27) of the Bankruptcy Code) under (i) applicable Environmental Law to which the Reorganized Debtors are subject to the extent that they are the owner or operator of real property after the Effective Date or (ii) the Federal Mine Safety and Health Act of 1977 or any state mine safety law as and to the extent applicable to the Reorganized Debtors.

(e)         For the avoidance of doubt, nothing in the Plan or the Confirmation Order, or any documents incorporated by reference herein, including, without limitation, the UMWA Settlement, the Arch Settlement or the Peabody Settlement, is to be construed as (i) releasing, discharging, precluding, waiving or enjoining the Reorganized Debtors’ or any third-party liability to the UMWA 1974 Pension Plan, the UMWA 1992 Benefit Plan, the UMWA Combined Fund or the UMWA 1993 Benefit Plan that may arise on or after the Effective Date, if any, or (ii) affecting the rights and defenses of any party with respect to any such Claim.

Section 11.5     Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

Section 11.6     Exculpation

Pursuant to the Plan, and except as otherwise specifically provided in the Plan, the Confirmation Order, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, none of the Exculpated Parties shall have or incur any liability to any holder of a Claim, Cause of Action or Interest for any act or omission in connection with, related to or arising out of, the Chapter 11 Cases, the negotiation of any settlement or, agreement, contract, instrument, release or document created or entered into in connection with the Plan or in the Chapter 11 Cases (including the Plan Supplement, the Backstop Commitment Agreement, the Rights Offerings Procedures, the DIP Facilities, the UMWA Settlement, the Non-Union Retiree Settlement Order (including the termination of life insurance benefits in accordance with paragraph 10 of the thereof), the Arch Settlement, the Peabody Settlement and, in each case, any documents related thereto), the pursuit of confirmation of the Plan, the consummation of the Plan, the preparation and distribution of the Disclosure Statement, the offer, issuance and distribution of any securities issued or to be issued under or in connection with the Plan, including pursuant to the Rights Offerings and the Backstop

Commitment Agreement, the Backstop Fees, the Backstop Expense Reimbursement, any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors or the administration of the Plan or the property to be distributed under the Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct or gross negligence.  Each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

Section 11.7     Release by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan (including Section 11.12 of the Plan), the Confirmation Order, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to these Chapter 11 Cases, the Released Parties shall be deemed released and discharged by the Debtors, the Reorganized Debtors and their Estates from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors, their Estates and/or the Reorganized Debtors, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws, or otherwise, including those Causes of Action based on avoidance liability under federal or state laws, veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that the Debtors, the Reorganized Debtors, their estates or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity or that any holder of a Claim or Interest or other entity would have been legally entitled to assert for or on behalf of the Debtors, their estates or the Reorganized Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the DIP Facilities, the Loan Documents (as defined in the Prepetition Credit Agreement), the Exit Credit Facilities Documents, the Rights Offerings, the Backstop Commitment Agreement, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Peabody Settlement or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct or gross negligence; provided, however, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against the Debtors or the Reorganized Debtors, or any of their respective Affiliates, officers, directors, members, employees, advisors, actuaries, attorneys, financial advisors, investment bankers, professionals or agents, in each case, solely in their capacity as such, then the release set forth in this Section 11.7 shall automatically and retroactively be null and void ab initio with respect to such Released Party bringing or asserting such Claim or Cause of Action; provided further that the immediately preceding proviso shall not apply to (i) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority or secured status of any prepetition or ordinary course administrative Claim against the Debtors, (ii) any release or indemnification granted under any other court order, including, without limitation, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, (iii) any action by a Released Party to enforce such Released Party’s rights against the Debtors and/or the Reorganized Debtors under the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, or (iv) any action by the DIP Agents or DIP Lenders to enforce their rights under the DIP Facilities relating to Contingent DIP Obligations or any Approved Second Out DIP L/C Arrangement, in which case of (i) through (iv), however, the Debtors shall retain all defenses related to any such action.

Section 11.8     Voluntary Releases by the Holders of Claims and Interests

Except as otherwise specifically provided in the Plan, the Confirmation Order, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, on and after the Effective Date, for good and valuable consideration, holders of Claims that (a) vote to accept or reject the Plan and (b) do not elect (as permitted on the Ballots) to opt out of the releases contained in this paragraph shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Released Parties from any and all claims, equity interests, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of the Debtors, the Debtors’ Estates and/or the Reorganized Debtors, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws, or otherwise, including those Causes of Action based on avoidance liability under federal or state laws, veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, the restructuring, the Chapter 11 Cases, the DIP Facilities, the Loan Documents (as defined in the “Prepetition Credit Agreement”), the UMWA Settlement, the Non-Union Retiree Settlement Order, the Arch Settlement, the Peabody Settlement, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized

Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Rights Offering, the Exit Credit Facilities Documents, the Backstop Commitment Agreement or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct or gross negligence; provided that any holder of a Claim that elects to opt out of the releases contained in this paragraph shall not receive the benefit of the releases set forth in this paragraph (even if for any reason otherwise entitled).

Section 11.9     Injunction

Except as otherwise specifically provided in the Plan, the Confirmation Order, the UMWA Settlement, the UMWA Settlement Order, the Arch Settlement, the Arch Settlement Order, the Peabody Settlement or the Peabody Settlement Order, all Entities who have held, hold or may hold claims, interests, Causes of Action or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to Section 11.7 hereof; (3) have been released pursuant to Section 11.8 hereof; (4) have been released or are contemplated to be released pursuant to the UMWA Settlement, the Non-Union Retiree Settlement Order, the Arch Settlement or the Peabody Settlement, (5) are subject to exculpation pursuant to Section 11.6 hereof, including exculpated claims (but only to the extent of the exculpation provided in Section 11.6 hereof); or (6) are otherwise stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from: (a) commencing or continuing in any manner any action or other proceeding of any kind, whether directly, derivatively or otherwise, including on account of any claims, interests, Causes of Action or liabilities that have been compromised or settled against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised, or exculpated claims, interests, Causes of Action or liabilities; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property of the Debtors or the Estates, the Reorganized Debtors, or any Entity so released or exculpated) on account of or in connection with or with respect to any such released, settled, compromised, or exculpated claims, interests, Causes of Action, or liabilities; (c) creating, perfecting or enforcing any lien, claim, or encumbrance of any kind against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property of the Debtors or the Estates, the Reorganized Debtors, or any Entity so released or exculpated) on account of or in connection with or with respect to any such released, settled, compromised, or exculpated claims, interests, Causes of Action, or liabilities; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property of the Debtors or the Estates, the Reorganized Debtors, or any Entity so released or exculpated) on account of or in connection with or with respect to any such released, settled, compromised, or exculpated claims, interests, Causes of Action or liabilities unless such holder has filed a timely proof of claim with the Bankruptcy Court preserving such right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property of the Debtors or the Estates, the Reorganized Debtors, or any Entity so released or exculpated) on account of or in connection with or with respect to any such released, settled, compromised, or exculpated claims, interests, Causes of Action, or liabilities released, settled or compromised pursuant to the Plan; provided that nothing contained herein shall preclude an Entity from obtaining benefits directly and expressly provided to such Entity pursuant to the terms of the Plan; provided, further, that nothing contained herein shall be construed to prevent any Entity from defending against claims objections or collection actions whether by asserting a right of setoff or otherwise to the extent permitted by law.

Section 11.10   Set-off and Recoupment

The Debtors and the Reorganized Debtors may, but shall not be required to, set off or recoup against any Claim and any distribution to be made on account of such Claim, any and all claims, rights and Causes of Action of any nature that the Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, however, that neither the failure to effect such a set-off or recoupment nor the allowance of any Claim hereunder shall constitute a waiver, abandonment or release by the Debtors or the Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may have against the holder of such Claim.

Section 11.11   Avoidance Actions

On the Effective Date, the Reorganized Debtors shall be deemed to waive and release all Avoidance Actions other than any Avoidance Action listed on Schedule 11.12; provided that the Reorganized Debtors shall retain the right to assert any Avoidance Actions as defenses or counterclaims in any Cause of Action brought by any Creditor.  The Reorganized Debtors shall retain the right, after the Effective Date, to prosecute any of the Avoidance Actions listed on Schedule 11.12.

Section 11.12   Preservation of Causes of Action

(a)         Except as expressly provided in this Article 11, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Estates may have or that the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, ii) any and all Causes of Action or Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim and/or claim for set-off that seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives or iii) the turnover of any property of the Estates.  A non-exclusive list of retained Causes of Action is attached to the Plan as Schedule 11.12.

(b)         Except as set forth in this Article 11, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim left Unimpaired by the Plan.  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

(c)         Except as set forth in this Article 11, nothing contained in the Plan or the Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Section 11.13   Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have relating to any Allowed Claim, or any distribution to be made on account of such an Allowed Claim.  Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the benefits provided under the Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, except as set forth in the Plan, the provisions of the Plan shall also constitute a good faith compromise of all Claims, Causes of Action and controversies by any Debtor against any other Debtor.  In each case, the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates and the holders of such Claims and is fair, equitable and reasonable.  In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims against them and Causes of Action against other Entities, in their sole discretion, and after the Effective Date, such right shall pass to the Reorganized Debtors.

ARTICLE 12
Conditions Precedent to Confirmation and Effectiveness of the Plan

Section 12.1      Conditions to Confirmation

Confirmation of the Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Section 12.3 of the Plan:

(a)         The Confirmation Order shall be entered;

(b)         The Debtors shall have received a binding commitment for the Exit Credit Facilities; and

(c)         The Backstop Commitment Agreement shall have been executed and the Backstop Approval Order shall have been entered.

Section 12.2      Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 12.3 of the Plan:

(a)         The Confirmation Order shall have been entered, and there shall not be a stay or injunction in effect with respect thereto;

(b)         The Backstop Commitment Agreement shall be in full force and effect and the transactions contemplated thereunder shall have been consummated and there shall not be a stay or injunction in effect with respect thereto;

(c)         The Exit Credit Facilities Documents shall have been duly executed and delivered by the Reorganized Debtors parties thereto, and all conditions precedent to the consummation of the Exit Credit Facilities shall have been waived or satisfied in accordance with the terms thereof and the closing of the Exit Credit Facilities shall have occurred;

(d)         The Voting Trust(s) shall have been formed;

(e)         Each of the New CBAs, the MOU and the VFA shall be effective in accordance with the terms thereof;

(f)         The Arch Settlement shall be effective in accordance with the terms thereof;

(g)         The Peabody Settlement shall be effective in accordance with the terms thereof;

(h)         All actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

(i)         The Debtors shall have received any authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement the Plan and that are required by law, regulation or order;

(j)         Each of the New Certificate of Incorporation, the New Bylaws, the Reorganized Subsidiary Debtors’ Certificates of Incorporation and the Reorganized Subsidiary Debtors’ Bylaws, each in form and substance reasonably acceptable to the Backstop Parties, will be in full force and effect as of the Effective Date; and

(k)         The Plan Documents shall have been executed and delivered by all of the parties thereto.

Section 12.3      Satisfaction and Waiver of Conditions to Effectiveness

Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  The Debtors may waive, at any time, (i) any of the conditions set forth in Section 12.2 (a) through (c) hereof in consultation with the Creditors’ Committee and with the consent of the DIP Agents and the Backstop Parties, (ii) the condition set forth in Section 12.2(d) hereof with the consent of the Backstop Parties and in consultation with the Creditors’ Committee, (iii) any of the conditions set forth in Section 12.2 (e) through (g) hereof with the consent of the Backstop Parties and in consultation with the DIP Agents and the Creditors’ Committee and (iv) any of the conditions set forth in Section 12.2 (h) through (k) in consultation with the DIP Agents, the Creditors’ Committee and the Backstop Parties, in each case, without any notice to other parties-in-interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan.  The failure to satisfy any condition before the Confirmation Date or the Effective Date may be asserted by the Debtors as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors, in their sole discretion).  The failure of the Debtors, in their sole discretion, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE 13
Modification, Revocation or Withdrawal of the Plan

Section 13.1      Plan Modifications

(a)         Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors may alter, amend or modify the Plan, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date; provided, however, that the Debtors shall consult with (i) the DIP Agents, the Creditors’ Committee and the Backstop Parties with respect to any proposed alteration, amendment or modification of the Plan, (ii) Peabody with respect to any proposed alteration, amendment or modification that relates to the Peabody Settlement or the Peabody Settlement Order and (iii) Arch with respect to any proposed alteration, amendment or modification that relates to the Arch Settlement or the Arch Settlement Order.  After the Confirmation Date and before substantial consummation of the Plan, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement, the Disclosure Statement or the Confirmation Order relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

(b)         Before the Effective Date, the Debtors may make appropriate adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of holders of Claims or Interests.

Section 13.2      Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date

The Debtors reserve the right to, after consulting with the Creditors’ Committee, revoke, withdraw or delay consideration of the Plan before the Confirmation Date, either entirely or as to any one or more of the Debtors, and to file subsequent amended plans of reorganization.  If the Plan is revoked, withdrawn or delayed as to fewer than all of the Debtors, such revocation, withdrawal or delay shall not affect the enforceability of the Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn or delayed.  If the Debtors revoke or withdraw the Plan in its entirety or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by the Plan and any document or agreement executed pursuant hereto, shall be deemed null and void and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (2) prejudice in any manner the rights of such Debtors or any other Person or (3) constitute an admission of any sort by the Debtors or any other Person.

If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting executory contracts or unexpired leases.

For the avoidance of doubt, nothing in the Plan or the Confirmation Order shall alter the rights and remedies of the DIP Agents or the DIP Lenders under the DIP Documents and the DIP Order, inclusive of, without limitation, the DIP Agents’ rights to exercise remedies should an event of default occur at any time (including between Confirmation and the Effective Date).

ARTICLE 14
Retention of Jurisdiction by the Bankruptcy Court

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, to the fullest extent permissible under law, over all matters arising out of and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)         To hear and determine all matters relating to the assumption or rejection of executory contracts or unexpired leases and the allowance of Cure amounts and Claims resulting therefrom;

(b)         To hear and determine any motion, adversary proceeding, application, contested matter or other litigated matter pending on or commenced after the Confirmation Date;

(c)         To hear and determine all matters relating to the allowance, disallowance, liquidation, classification, priority or estimation of any Claim;

(d)         To hear and determine all matters relating to the DIP Facilities and the DIP Order;

(e)         To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(f)         To hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

(g)         To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)         To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

(i)         To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(j)         To issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan;

(k)         To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(l)         To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(m)         To hear and determine any other matters related to the Plan and not inconsistent with the Bankruptcy Code;

(n)         To determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Approval Order, the Confirmation Order, any of the Plan Documents or any other contract, instrument, release or other agreement or document related to the Plan, the Disclosure Statement or the Plan Supplement;

(o)         To recover all assets of the Debtors and property of the Debtors’ Estates, which shall be for the benefit of the Reorganized Debtors, wherever located;

(p)         To hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(q)         To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(r)         To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases with respect to any Person;

(s)         To hear and resolve any disputes relating to the Rights Offerings (and the conduct thereof) and the issuances of Rights;

(t)         To hear and resolve any disputes relating to the Backstop Commitment Agreement;

(u)         To hear and resolve any disputes relating to the UMWA Settlement, the Non-Union Retiree Settlement Order, the Arch Settlement or the Peabody Settlement; provided, however, that nothing in the Plan or the Confirmation Order shall alter the alternative dispute resolution provisions of the New CBAs or the MOU;

(v)         To hear any other matter not inconsistent with the Bankruptcy Code; and

(w)         To enter a final decree closing the Chapter 11 Cases.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims.

ARTICLE 15
Miscellaneous

Section 15.1      Exemption from Transfer Taxes and Recording Fees

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, Transfer or exchange of notes or equity securities under the Plan, the creation, the filing or recording of any mortgage, deed of trust or other security interest, the making, assignment, filing or recording of any lease or sublease, the transfer of title to or ownership of any of the Debtors’ interests in any property, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the Plan Documents, the New Common Stock, and any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment in the United States.  The Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 15.2      Expedited Tax Determination

The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of such Debtors or Reorganized Debtors for all taxable periods ending on or before the Effective Date.

Section 15.3      Payment of Fees and Expenses of the Indenture Trustees

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall pay in full in Cash all reasonable and documented fees and expenses of (i) the Convertible Notes Trustee and its counsel through the Effective Date; provided, however, that in no event shall such fees and expenses exceed $1.65 million and (ii) the Senior Notes Trustee and its counsel through the Effective Date; provided, however, that in no event shall such fees and expenses exceed $1.35 million.

Section 15.4      Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of title 28 of the United States Code and/or section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

Section 15.5      Dissolution of the Creditors’ Committee and the Non-Union Retiree Committee

After the entry of the Effective Date, the Creditors’ Committee’s and the Non-Union Retiree Committee’s functions shall be restricted to and shall not be heard on any issue except applications filed pursuant to sections 330 and 331 of the Bankruptcy Code.  Upon the resolution of all applications filed by the Creditors’ Committee and the Non-Union Retiree Committee pursuant to sections 330 and 331 of the Bankruptcy Code, the Creditors’ Committee or Retiree Committee, as applicable, shall dissolve, and the members thereof, in their capacities as such, shall be released and discharged from all rights, duties, responsibilities and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code; provided that the Creditors’ Committee shall have the right to be heard solely in connection with all Professional Fee Claims and shall be deemed to remain in existence solely with respect thereto.

Section 15.6      Plan Supplement

Draft forms of certain Plan Documents and certain other documents, agreements, instruments, schedules and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement filed from time to time.  Unless otherwise expressly provided in the Plan, the Debtors may file any Plan Supplement until five (5) days prior to the Voting Deadline and may alter, modify or amend any Plan Supplement in accordance with Section 13.1 of the Plan.  Holders of Claims or Interests may obtain a copy of the Plan Supplement on the Debtors’ Case Information Website or the Bankruptcy Court’s Website.

Section 15.7      Claims Against Other Debtors

Nothing in the Plan or the Disclosure Statement or any document or pleading filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim against any other Debtor.

Section 15.8      Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

Section 15.9      Section 1125 of the Bankruptcy Code

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125(a) and 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

Section 15.10   Severability

If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.  Notwithstanding the foregoing, each of the Peabody Settlement and the Arch Settlement, each of which is incorporated herein by reference, including, without limitation, the respective release and injunction provisions contained therein, are integral to and not severable from the Plan and may not be altered or interpreted without the consent of the respective parties thereto.

Section 15.11   Governing Law

Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent the Plan, an exhibit or a schedule hereto or a Plan Document provide otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Missouri, without giving effect to the principles of conflict of laws thereof.

Section 15.12   Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former holders of Claims or Interests and their respective heirs, executors, administrators, successors and assigns.

Section 15.13   Notices

To be effective, any notice, request or demand to or upon, as applicable, the Debtors, the Creditors’ Committee or the United States Trustee must be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtors:

Patriot Coal Corporation
12312 Olive Boulevard
St. Louis, Missouri 63141
Attn:	Joseph W. Bean
Jacquelyn A. Jones
Facsimile: (314) 275-3660
with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn:	Marshall S. Huebner
Brian M. Resnick
Telephone: (212) 450-4000
Facsimile:  (212) 607-7983

If to the Creditors’ Committee:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn:	Thomas Moers Mayer
Adam C. Rogoff
P. Bradley O’Neill
Gregory G. Plotko
Telephone: (212) 715-9100
Facsimile:  (212) 715-8000

If to the Backstop Parties:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn:	Stephen E. Hessler
Telephone: (212) 446-4800
Facsimile:  (212) 446-4900

If to the United States Trustee:

Office of the United States Trustee
111 S. 10th St., Suite 6.353
St. Louis, Missouri 63102-1125
Attn:	Leonora S. Long
Telephone: (314) 539-2976

If to the Reorganized Debtors:

Patriot Coal Corporation
12312 Olive Boulevard
St. Louis, Missouri 63141
Attn:	Joseph W. Bean
Jacquelyn A. Jones
Facsimile: (314) 275-3660

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn:	Marshall S. Huebner
Brian M. Resnick
Telephone: (212) 450-4000
Facsimile:  (212) 607-7983

Section 15.14   Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  Before the Effective Date, none of the filing of the Plan, any statement or provision contained herein or the taking of any action by the Debtors related to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors of any kind, including as to the holders of Claims or Interests or as to any treatment or classification of any contract or lease.

Section 15.15   Further Assurances

The Debtors, the Reorganized Debtors and all holders of Claims receiving distributions hereunder and all other parties in interest may and shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

Section 15.16   Case Management Order

Except as otherwise provided herein, the Case Management Order shall remain in full force and effect, and all Court Papers (as defined in the Case Management Order) shall be filed and served in accordance with the procedures set forth in the Case Management Order; provided that on and after the Effective Date, Court Papers (as defined in the Case Management Order) need only be served on (i) the chambers of the Honorable Kathy Surratt-States, United States Bankruptcy Court for the Eastern District of Missouri, Thomas F. Eagleton US Courthouse, 110 S. 10th Street, 4th Floor, St. Louis, Missouri 63102 (by a hard copy, with all exhibits, unless the Bankruptcy Court otherwise directs), (ii) the attorneys for the Debtors, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attn: Marshall S. Huebner and Brian M. Resnick and (iii) Kramer, Levin, Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10035, Attn: Thomas Moers Mayer, Adam C. Rogoff and Gregory G. Plotko, counsel to the Creditors’ Committee; provided further that final requests for payment of Professional Fee Claims filed pursuant to Section 7.1(a) of the Plan (and all Court Papers related thereto) shall also be served on the Office of the United States Trustee for the Eastern District of Missouri, 111 S. 10th Street, Suite 6.353, St. Louis, Missouri 63102-1125, Attn: Leonora S. Long.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Dated:    St. Louis, Missouri
October 9, 2013

Respectfully submitted, PATRIOT COAL CORPORATION (for itself and on behalf of all Debtors)
By:	/s/ Bennett K. Hatfield
Name: Bennett K. Hatfield
Title: President and Chief Executive Officer

Schedule A
Debtors

Debtor No.	Identifier	Debtor	Case No.	EIN
1		Patriot Coal Corporation	12-51502	20-5622045
2	AMC	Affinity Mining Company	12-52020	25-1207512
3	ACC	Apogee Coal Company, LLC	12-52026	35-0672865
4	AMS	Appalachia Mine Services, LLC	12-52021	20-1680233
5	BDC	Beaver Dam Coal Company, LLC	12-52022	61-0129825
6	BEL	Big Eagle, LLC	12-52027	54-1985006
7	BER	Big Eagle Rail, LLC	12-52028	54-1988672
8	BSC	Black Stallion Coal Company, LLC	12-52030	20-0657792
9	BWC	Black Walnut Coal Company	12-52029	68-0541705
10	BMS	Bluegrass Mine Services, LLC	12-52031	43-1540253
11	BRO	Brody Mining, LLC	13-48727	27-0140610
12	BTC	Brook Trout Coal, LLC	12-52034	26-0004876
13	CAT	Catenary Coal Company, LLC	12-52036	43-1515836
14	CSC	Central States Coal Reserves of Kentucky, LLC	12-52038	20-3960681
15	CHA	Charles Coal Company, LLC	12-52037	04-2698757
16	CLE	Cleaton Coal Company	12-52039	43-1887526
17	CCL	Coal Clean LLC	12-52040	31-1488063
18	CPL	Coal Properties, LLC	12-52041	04-2702708
19	CR2	Coal Reserve Holding Limited Liability Company No. 2	12-52042	43-1922735
20	COL	Colony Bay Coal Company	12-52043	55-0604613
21	CMC	Cook Mountain Coal Company, LLC	12-52044	55-0732291
22	CRL	Corydon Resources LLC	12-52045	45-2463790
23	CMS	Coventry Mining Services, LLC	12-52046	45-0573119
24	COY	Coyote Coal Company LLC	12-52047	20-8226141
25	CUB	Cub Branch Coal Company LLC	12-52048	45-2977278

Debtor No.	Identifier	Debtor	Case No.	EIN
26	DAK	Dakota LLC	12-52050	55-0763723
27	DAL	Day LLC	12-52049	20-0041392
28	DMC	Dixon Mining Company, LLC	12-52051	62-1872287
29	DHH	Dodge Hill Holding JV, LLC	12-52053	05-0575436
30	DHM	Dodge Hill Mining Company, LLC	12-52055	61-1378899
31	DHK	Dodge Hill of Kentucky, LLC	12-52054	02-0697247
32	ECI	EACC Camps, Inc.	12-52056	25-0600150
33	EAC	Eastern Associated Coal, LLC	12-52057	25-1125516
34	ECC	Eastern Coal Company, LLC	12-52059	20-4099004
35	ERL	Eastern Royalty, LLC	12-52060	04-2698759
36	EPL	Emerald Processing, L.L.C.	12-52061	54-1766524
37	GEC	Gateway Eagle Coal Company, LLC	12-52062	27-4256908
38	GEM	Grand Eagle Mining, LLC	12-52064	61-1250622
39	HCC	Heritage Coal Company LLC	12-52063	13-2606920
40	HIG	Highland Mining Company, LLC	12-52065	43-1869675
41	HIL	Hillside Mining Company	12-52066	55-0695451
42	HML	Hobet Mining, LLC	12-52068	31-4446083
43	IHC	Indian Hill Company LLC	12-52069	20-0066123
44	ICS	Infinity Coal Sales, LLC	12-52070	26-0004884
45	IHL	Interior Holdings, LLC	12-52072	43-1700075
46	IOC	IO Coal LLC	12-52073	55-0769812
47	JBC	Jarrell's Branch Coal Company	12-52075	73-1625894
48	JHL	Jupiter Holdings LLC	12-52076	31-1688670
49	KEC	Kanawha Eagle Coal, LLC	12-52077	54-1969926
50	KR1	Kanawha River Ventures I, LLC	12-52078	20-0089445
51	KR2	Kanawha River Ventures II, LLC	12-52079	20-0506578

2

Debtor No.	Identifier	Debtor	Case No.	EIN
52	KR3	Kanawha River Ventures III, LLC	12-52080	20-0506617
53	KEV	KE Ventures, LLC	12-52081	54-1985007
54	LCL	Little Creek LLC	12-52082	20-0041764
55	LFC	Logan Fork Coal Company	12-52083	73-1625895
56	MAG	Magnum Coal Company LLC	12-52084	20-3678373
57	MCS	Magnum Coal Sales LLC	12-52085	20-4623056
58	MAR	Martinka Coal Company, LLC	12-52086	55-0716084
59	MTE	Midland Trail Energy LLC	12-52087	26-1629024
60	MCR	Midwest Coal Resources II, LLC	12-52088	20-8080003
61	MVC	Mountain View Coal Company, LLC	12-52089	25-1474206
62	NTC	New Trout Coal Holdings II, LLC	12-52090	20-5032361
63	NEI	Newtown Energy, Inc.	12-52091	55-0685209
64	NPC	North Page Coal Corp.	12-52092	31-1210133
65	OCC	Ohio County Coal Company, LLC	12-52094	20-8080158
66	PAN	Panther LLC	12-52095	55-0763722
67	PBD	Patriot Beaver Dam Holdings, LLC	12-52017	90-0858476
68	PCC	Patriot Coal Company, L.P.	12-52096	61-1258748
69	PCS	Patriot Coal Sales LLC	12-52097	26-0232530
70	PCR	Patriot Coal Services LLC	12-52102	27-3459485
71	PLC	Patriot Leasing Company LLC	12-52103	20-8819264
72	PMH	Patriot Midwest Holdings, LLC	12-52104	20-4370400
73	PRH	Patriot Reserve Holdings, LLC	12-52105	20-3405596
74	PTL	Patriot Trading LLC	12-52106	26-3247515
75	PVL	Patriot Ventures LLC	13-48728	80-0175661
76	PCX	PCX Enterprises, Inc.	12-52019	45-5405016
77	PRC	Pine Ridge Coal Company, LLC	12-52107	55-0737187

3

Debtor No.	Identifier	Debtor	Case No.	EIN
78	PCL	Pond Creek Land Resources, LLC	12-52108	75-3058253
79	PFP	Pond Fork Processing LLC	12-52110	55-0782677
80	RHL	Remington Holdings LLC	12-52117	20-0063793
81	RE2	Remington II LLC	12-52118	20-0046320
82	REM	Remington LLC	12-52119	55-0763721
83	RIV	Rivers Edge Mining, Inc.	12-52120	43-1898371
84	RLC	Robin Land Company, LLC	12-52121	20-4090125
85	SEN	Sentry Mining, LLC	12-52123	43-1540251
86	SLC	Snowberry Land Company	12-52124	43-1721980
87	SPE	Speed Mining LLC	12-52125	55-0742194
88	SSC	Sterling Smokeless Coal Company, LLC	12-52127	55-0463558
89	TCS	TC Sales Company, LLC	12-52128	20-4090162
90	TPE	The Presidents Energy Company LLC	12-52130	80-0256382
91	TCL	Thunderhill Coal LLC	12-52131	55-0769813
92	TCH	Trout Coal Holdings, LLC	12-52132	26-0004872
93	UCC	Union County Coal Co., LLC	12-52133	74-3096591
94	VIP	Viper LLC	12-52134	20-0041882
95	WPL	Weatherby Processing LLC	12-52135	55-0757147
96	WEL	Wildcat Energy LLC	12-52136	55-0779955
97	WIL	Wildcat, LLC	12-52137	55-0783526
98	WSP	Will Scarlet Properties LLC	12-52138	45-2233074
99	WIN	Winchester LLC	12-52139	20-0052628
100	WDL	Winifrede Dock Limited Liability Company	12-52140	55-0746752
101	YDL	Yankeetown Dock, LLC	12-52141	35-0923438

4

Schedule B

Debtor Allocation Table;

Recovery Estimates for General Unsecured Claims

[To Come]

Schedule 9.2(a)

Executory Contracts and Unexpired Leases to Be Assume

[To Come]

Schedule 9.2(b)

Executory Contracts and Unexpired Leases to Be Assumed

[To Come]

Schedule 11.12

Certain Retained Causes of Action

[To come]